Exhibit 10.5
PURCHASE AND SALE AGREEMENT
1.IDENTIFICATION OF PARTIES.
THIS PURCHASE AND SALE AGREEMENT (this "Agreement") is entered into as of May 23, 2013, by and between SP4 WESTMOOR, L.P., a Delaware limited partnership ("Seller"), and KBS CAPITAL ADVISORS LLC, a Delaware limited liability company ("Purchaser").
2.    DESCRIPTION OF THE PROPERTY.
Seller agrees to sell, assign and convey to Purchaser, and Purchaser agrees to purchase from Seller, all of Seller’s right, title and interest in and to the following:
(a)    That certain real property located at 10055, 10075, 10155, 10225, 10355 and 10385 Westmoor Drive, Westminster, Colorado 80021, more particularly described on Exhibit A attached hereto and incorporated herein by this reference (the "Land"), together with any improvements located thereon including, without limitation, all buildings, structures and facilities (the "Improvements");
(b)    All of Seller’s interest as lessor in all leases covering the Land and Improvements identified on the Schedule of Leases attached hereto as Exhibit B (said leases, together with any and all amendments, modifications or supplements thereto and guaranties thereof, are hereinafter referred to collectively as the "Leases"), together with all leases of the Real Property hereafter entered into by Seller in accordance with the terms and conditions of this Agreement;
(c)    All rights, privileges, easements and appurtenances to the Land and the Improvements, if any, including, without limitation, all of Seller’s right, title and interest, if any, in and to all mineral and water rights and all easements, rights-of-way and other appurtenances used or connected with the beneficial use or enjoyment of the Land and the Improvements (the Land, the Improvements and all such easements and appurtenances (including, without limitation, Seller’s interest as lessor under the Leases) are sometimes collectively hereinafter referred to as the "Real Property");
(d)    All furniture, appliances, equipment, personal property and fixtures (if any) owned by Seller and located on the Real Property including, but not limited to, those items listed on Exhibit L attached hereto (the "Personal Property");
(e)    To the extent assignable without consent, all non-exclusive trademarks and trade names (if any) used or useful in connection with the Real Property, but only to the extent that the same are not trademarks or trade names of Seller or any of Seller’s affiliated companies (collectively, the "Trade Names"), together with Seller’s interest (if any) in and to those service contracts described on Exhibit J being specifically assigned to Purchaser and any guarantees, licenses, approvals, certificates, permits and warranties relating to the Property, and other intangible property relating to the Real Property, including, without limitation, the webnames pertaining to the Real Property (including the domain name "tenwestatwestmoor.com," but expressly excluding all information contained on Seller’s website pertaining to the Real Property), all to the extent assignable (collectively, the "Intangible Property"). (The Real Property, the Leases, the Personal Property, the Trade Names and the Intangible Property are sometimes collectively hereinafter referred to as the "Property");
Notwithstanding the foregoing, and for avoidance of doubt, the Property does not include the following (the "Excluded Property") (a) any trademarks, trade names, service marks or other intangible property of any kind or nature owned directly or indirectly by any Affiliate (as hereinafter defined) of Seller or any Affiliate of any such Affiliate (other than Seller) or owned by any of the tenants, contractors or licensees of Seller or the Real Property; (b) any right to the use of the service mark or expression "5-Star Service" or "5-Star Worldwide" (or any derivation thereof, or any substantially similar term) to describe the services which Purchaser, as landlord under the Leases or under any other leases, provides or will provide to tenants; (c) intentionally omitted; (d) any computer software which either is licensed to Seller or which Seller deems proprietary; (e) all of Seller's right and interest in and to all rents, charges and other income accruing under the Leases for any period prior to and including the date of Closing; (f) any property owned by any leasing or managing agent for the Real Property, any direct or indirect beneficial owner or other Affiliate of Seller or any Affiliate of any such agent, other than Seller, or by tenants, contractors or licensees; (g) except or provided in Section 16, all rights, claims and interests of Seller in, to and under all insurance policies maintained by Seller; (h) cash and accounts; and (i) and any and all "Proprietary Materials" (as hereinafter defined). For purposes of this Agreement, the following terms shall heave the following meanings:
(i)    "Affiliate" means, with respect to any specified Person (as hereinafter defined), any other Person that (1) directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the specified Person; (2) is a partner, member, manager, director, officer or trustee of the specified Person or of any Person covered by clause (1) above or clause (3) below; or (3) is a partner of a partnership or joint venture or member of a limited liability company that owns, or is a beneficiary or trustee of a trust that owns, or other owner of any stock or other evidences of beneficial ownership in, the specified Person or any Person who directly or indirectly through one or more intermediaries controls, or is controlled by or under common control with, the specified Person (for purposes of this definition, the term "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of the management and policies of a Person, whether through the ownership of voting stock, beneficial interests or partnership interests, by contract or otherwise);
(ii)    "Person" shall mean any natural person, corporation, general partnership, limited partnership, limited liability company, joint stock company, joint venture, proprietorship, trust, association, governmental authority or other entity, enterprise, authority or business organization; and

(iii)    "Proprietary Materials" shall mean any appraisals, budgets, strategic plans for the Real Property, analyses, (whether prepared internally or by consultants), information regarding the marketing of the Real Property for sale, submissions relating to Seller's obtaining of trust, corporate or partnership authorization, attorney and accountant work product, attorney-client or other privileged documents, or other information in the possession or control of Seller or Seller's asset manager that Seller deems confidential or proprietary, all of which shall be deemed confidential for purposes of this Agreement. Without limiting the foregoing, "Proprietary Materials" includes all of Seller’s content on the following website: http://www.tenwestatwestmoor.com; provided, however, notwithstanding the foregoing, “Proprietary Materials” do not include any documents or information that are delivered or made available to Purchaser by Seller that are referenced on Exhibits C or M attached hereto.
Purchaser acknowledges that Seller has informed Purchaser that: (a) an Affiliate of Seller parent has created a program to describe the services which Seller and its Affiliates provide to the tenants of properties owned by Seller and those Affiliates, and has named such program "5-Star Service" or "5-Star Worldwide"; (b) Seller and its Affiliates have expended significant sums of money to develop its 5-Star Service program; and (c) Seller and its Affiliates intend at all times that the expressions 5-Star Service and 5-Star Worldwide be proprietary. Any unauthorized use of the expression 5-Star Service or 5-Star Worldwide to describe property related services for tenants of any property owned by Purchaser or any affiliate of Purchaser may cause damage to Seller or its Affiliates. Accordingly, Purchaser covenants that it shall not use the term 5-Star Service or 5-Star Worldwide in connection with Purchaser's ownership of the Property. Purchaser agrees that damages are an inadequate remedy for any breach by it of this paragraph, and that Seller and any of Seller's Affiliates are entitled to injunctive relief for any breach of this paragraph. Such Affiliates of Seller are express third party beneficiaries of this paragraph, which shall survive Closing.
3.    THE PURCHASE PRICE.
The purchase price for the Property is Eighty-Six Million Dollars ($86,000,000) (the "Purchase Price") and shall be paid to Seller by Purchaser at the Closing (as that term is defined in Section 14 below) as follows:
(a)    Within three (3) business days after execution of this Agreement by all parties, Purchaser shall deposit in escrow with Lawyers Title Company, whose mailing address is 4100 Newport Place Drive, Suite 120, Newport Beach, California 92660, Attention: Joy Eaton; Telephone: (949) 724-3145, Facsimile: (949) 271-5762, in its capacity as escrow agent ("Escrow Agent") an initial earnest money deposit in immediately available funds in the amount of Two Million Dollars ($2,000,000) (the "Deposit"). All references to the Deposit shall include all interest accrued thereon.
(b)    The Deposit paid by Purchaser pursuant to the terms hereof shall be held by Escrow Agent in an interest bearing account insured by the federal government in an institution as directed by Purchaser and reasonably acceptable to Seller. If the purchase and sale of the Property is consummated as contemplated hereunder, the Deposit plus all interest accrued thereon shall be paid to Seller and credited against the Purchase Price. If the purchase and sale of the Property is not consummated because of the failure of any Purchaser’s Condition Precedent (as defined in Section 9 below) or any other reason except for a default under this Agreement on the part of Purchaser, the Deposit plus all interest accrued thereon shall be immediately refunded to Purchaser. If the purchase and sale of the Property is not consummated because of a default under this Agreement on the part of Purchaser, the Deposit plus all interest accrued thereon shall be paid to and retained by Seller pursuant to Section 17(b) below. Notwithstanding anything to the contrary in this Agreement, if this Agreement terminates or the Closing fails to occur, for any reason other than Purchaser’s default under this Agreement, the Deposit shall be promptly returned to Purchaser.
(c)    The balance of the Purchase Price over and above the amounts paid by or credited to Purchaser pursuant to Sections 3(a), (b) and (c) above shall be paid to Seller by wire transfer of immediately available funds at the Closing, plus or minus all prorations and adjustments as provided herein.
(d)    Additionally, at the same time as the deposit of the Deposit with the Escrow Holder, Purchaser shall deliver to Seller in cash the sum of One Hundred Dollars ($100.00) (the "Independent Contract Consideration") which amount has been bargained for and agreed to as consideration for Purchaser’s exclusive option to purchase the Real Property and the right to inspect the Real Property as provided herein, and for Seller’s execution and delivery of this Agreement. The Independent Contract Consideration is in addition to and independent of all other consideration provided in this Agreement, and is nonrefundable in all events.
4.    TITLE.
(a)    Seller has provided Purchaser a commitment to issue an owner’s policy of title insurance (ALTA Form 2006) pertaining to the Real Property (the "Commitment") prepared by Commonwealth Land Title Insurance Company, whose mailing address is 888 South Figueroa Street, Suite 2100, Los Angeles, CA 90017, Attention: Don Hallman, Telephone: (213) 330-3048, Facsimile: (213) 330-3085 (the "Title Company"), together with copies of all documents relating to the title exceptions referred to in such Commitment. At Purchaser’s option, Purchaser may coordinate all title matters directly with Bill Shebesta of the Title Company, whose address is 888 South Figueroa Street, Suite 2100, Los Angeles, CA 90017; Telephone: (213) 330-3049, Facsimile: (213) 330-3120. Seller’s Title Company contact and Buyer’s Title Company contact shall enter into a sharing arrangement pursuant to which they shall share credit for all of the title insurance premiums payable in connection with the issuance of the Approved Title Policy (as defined in Section 4(c) below) so that Seller’s Title Company contact (Don Hallman) receives credit for 1/2 of the title insurance premiums and Buyer’s Title Company contact receives credit for 1/2 of the title insurance premiums. Seller acknowledges and agrees that Purchaser shall have the right to procure “re-insurance” with respect to the Approved Title Policy to be issued at Closing by other Affiliates of Fidelity National Title Insurance Company at no cost to Seller or adjustment of the premium allocation described above.

(b)    Seller has delivered to Purchaser a copy of Seller’s updated survey of the Real Property (the "Survey"). The Survey, and any updates thereto, shall be at Purchaser’s sole cost and expense.
(c)    As soon as possible after the execution of this Agreement, Purchaser shall confer with the Title Company and attempt to resolve title matters which Purchaser might otherwise disapprove. If Purchaser is dissatisfied with the condition of title or any matter shown on the Survey, Purchaser shall have the right to terminate this Agreement by delivering written notice of such election to Seller on or before of 5:00 p.m. (Los Angeles, CA time) on June 10, 2013 ("Title Due Diligence Expiration Date"), in which case the Deposit, plus all interest accrued thereon, shall be immediately refunded to Purchaser. Any exception shown on the Title Commitment that Seller or the Title Company have not agreed to remove or insure over as of the Title Due Diligence Expiration Date shall be deemed approved by Purchaser and shall constitute a "Permitted Exception" hereunder. Notwithstanding the foregoing, Purchaser shall have the right to approve or disapprove, in its sole and absolute discretion, as Permitted Exceptions any title matters which are first disclosed in writing to Purchaser after the Title Due Diligence Expiration Date. Notwithstanding the foregoing, Purchaser and Seller agree that (i) all non-delinquent property taxes and assessments, (ii) the rights of the tenants under the Leases, as tenants only, without any option to purchase or acquire an interest in the Property, (iii) inchoate lien rights out of any work (including labor, services, materials and equipment performed or supplied, as applicable in connection therewith) in connection with any tenant improvements for which Purchaser is receiving a credit under Section 13(a)(v), or any capital improvements for which Purchaser is receiving a credit under Section 13(a)(vii), in the amounts correctly referenced in the contractor’s certificate(s) required to be delivered to Purchaser pursuant to the provisions of Section 10(d) below, and (iv) all matters created by or on behalf of Purchaser, including, without limitation, any documents or instruments to be recorded as part of any financing for the acquisition of the Property by Purchaser, shall constitute "Permitted Exceptions." Notwithstanding the foregoing, Seller shall cause any mortgages created or assumed by, through or under Seller to be cancelled of record. Seller shall execute at Closing an owner’s affidavit and any other documents, undertakings or agreements required by the Title Company to issue an extended coverage Owner’s Policy of Title Insurance (ALTA Form 2006) issued by the Title Company as of the date and time of the recording of the Deed (as defined below), in the amount of the Purchase Price, insuring Purchaser as owner of good, marketable and indefeasible fee simple title to the Real Property, and subject only to the Permitted Exceptions for the Real Property (the "Approved Title Policy"). Notwithstanding anything stated to the contrary herein, except as expressly provided in clause (iii) in Section 4(c) above, Permitted Exceptions shall not include any mechanic’s liens affecting the Property other than exceptions taken by the Title Company for mechanic's liens that might be filed against the Property arising from work of improvements that remain unpaid and for which Buyer receives a credit concurrently with the Closing. Nothing contained in the preceding sentence is intended to obligate Seller to remove or insure over any mechanic’s liens unless Seller agrees in writing to do so. For avoidance of doubt, the Countrydale Agreement (as defined in Section 9(a)(x)) and the Conference Center Agreement (as defined in Section 10(e)) shall each be deemed a Permitted Exception.

(d)    Seller shall, at no cost, expense or liability to Seller, cooperate with Purchaser’s efforts to obtain an estoppel certificate or estoppel certificates from each declarant, association, committee, agent and/or other person or entity having governing or approval rights under any declaration of covenants, conditions and restrictions or similar instrument governing or affecting the use, operation, maintenance, management or improvement of the Real Property as described in the schedule attached as Exhibit T hereto (each a “CC&R Estoppel”). In no event shall Purchaser's receipt of any CC&R Estoppel be a condition precedent to any of Purchaser's obligations under this Agreement, nor shall failure to obtain any CC&R Estoppel be a breach or default of Seller under this Agreement.
5.    DUE DILIGENCE INSPECTIONS.
(a)    As used in this Agreement, the term "Due Diligence Period" shall mean the period from the date hereof until 5:00 p.m. Los Angeles, California time on June 10, 2013. During the Due Diligence Period and thereafter through Closing, and with reasonable advance notice to Seller, Purchaser, its agents and representatives shall be entitled to enter onto the Real Property during reasonable business hours (subject to the rights of tenants in possession) to perform inspections and tests of the Property and the structural and mechanical systems within any Improvements and interview tenants with Seller having the right to be present during any such tenant interviews; provided, however, that in no event shall (i) such inspections or tests unreasonably disrupt or disturb the on-going operation of the Property or the rights of the tenants at the Property, or (ii) Purchaser or its agents or representatives drill or bore on or through the surface of the Property or perform any invasive testing without Seller’s prior written consent, which consent may be given or withheld in Seller’s sole and absolute discretion. After making such tests and inspections, Purchaser agrees to promptly restore the Property to its condition prior to such tests and inspections (which obligation shall survive the Closing or any termination of this Agreement). Prior to Purchaser entering the Property to conduct the inspections and tests described above, Purchaser shall obtain and maintain, and shall cause each of its contractors and agents to maintain, at Purchaser’s sole cost and expense, general liability insurance, in the amount of One Million Dollars ($1,000,000) combined single limit for personal injury and property damage per occurrence, such policies to name Seller and Seller's property manager as additional insured parties, which insurance shall provide coverage against any claim for personal liability or property damage caused by Purchaser or its agents, employees or contractors in connection with any entering of the Property. If Purchaser terminates this Agreement (other than as a result of a default by Seller), then, upon request from Seller (and only if and to the extent so requested), Purchaser agrees to promptly deliver to Seller copies of all final third-party reports, studies and results of physical tests and investigations obtained or conducted on behalf of Purchaser with respect to the Property provided that all such reports shall be provided without any representations and warranties on the part of Purchaser of any kind regarding the accuracy or thoroughness of the information contained in the materials delivered to Seller and subject to the confidentiality provisions contained therein. Purchaser’s obligation to restore the Property and Purchaser’s delivery obligation under the preceding sentence shall survive any termination of this Agreement.

(b)    Purchaser agrees to keep the Property free from all liens and agrees to indemnify, defend, and hold harmless Seller, and Seller’s officers, directors, shareholders, beneficiaries, members, partners, agents, employees and attorneys, and their respective successors and assigns, from and against all claims, actions, losses, liabilities, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred, suffered by or claimed against Seller by reason of any damage to the Property or injury to persons caused by Purchaser and/or its agents, employees or contractors in connection with entering the Property; provided, however, that the indemnity set forth in this Section 5(b) shall not apply (i) to pre-existing conditions at the Property (except to the extent that Purchaser and/or its agents, representatives, employees or contractors exacerbate such pre-existing condition, in which case the indemnity set forth in this Section 5(b) shall apply to the extent of such exacerbation), or (ii) to any loss arising from Seller’s own negligence or willful misconduct. This indemnity shall survive the Closing or any termination of this Agreement.
(c)    Purchaser acknowledges receipt of the documents listed on Exhibit C relating to the Property (to the extent the same are in Seller’s possession or control), subject to the confidentiality provisions of this Agreement. The originals (and where originals are not available, copies) of all such documents shall become the property of Purchaser upon Closing. Upon Closing, Seller may retain copies of such documents which Seller may make at Seller’s sole cost and expense. Purchaser acknowledges and agrees that, except as expressly set forth herein, Seller makes no representations or warranties of any kind regarding the accuracy or thoroughness of the information contained in the materials delivered to Purchaser. Purchaser has informed Seller that Purchaser is required by law to complete with respect to certain matters relating to the Property an audit commonly known as a "3-14" Audit ("Purchaser’s 3-14 Audit"). In connection with the performance of Purchaser’s 3-14 Audit, Seller shall during the Due Diligence Period deliver to Purchaser, in addition to the documents listed on Exhibit C, (i) the documents which are described on Exhibit M attached hereto, to the extent in existence and in Seller’s possession (collectively, "Purchaser’s 3-14 Audit Documents") and (ii) provide to Purchaser in written form, answers to such questions relating to the Property which are set forth in Exhibit M, to the extent such information is in existence and in Seller’s possession. Additionally, Seller covenants to cooperate with Purchaser and to make available to Purchaser (at no cost or expense to Seller) all information needed to evaluate and answer questions for the completion of Purchaser’s 3‑14 Audit. Seller shall have no liability to Purchaser or Purchaser’s auditors in connection with Purchaser’s 3-14 Audit and/or Purchaser’s 3-14 Audit Documents.
(d)    During the Due Diligence Period and thereafter through Closing, and with reasonable advance notice to Seller, Purchaser, its agents and representatives shall be entitled to inspect, during Seller’s regular business hours, any other material documents relating to the Property (if any) in Seller’s possession (provided, however, that, Seller makes no representations or warranties of any kind regarding the accuracy or thoroughness of the information contained in such documents), excluding, however, any Proprietary Materials.

(e)    Purchaser may at any time during the Due Diligence Period terminate this Agreement in its sole and absolute discretion, by sending to Seller and Escrow Agent written notice indicating Purchaser’s election to so terminate the Agreement. If Purchaser terminates this Agreement during the Due Diligence Period, the Deposit, plus all interest accrued thereon, shall be immediately refunded to Purchaser. Purchaser’s failure to terminate this Agreement prior to the expiration of the Due Diligence Period in accordance with the provisions of this Section 5 shall be deemed Purchaser’s election to proceed with the transaction contemplated pursuant to this Agreement and the only remaining contingencies to Purchaser’s obligation to consummate the transaction contemplated herein shall be Purchaser’s Conditions Precedent as set forth in Section 9(a) below. "Disclosure Materials" means all matters of record against the Property disclosed by the Commitment, the documents listed on Exhibit C (to the extent delivered to Purchaser in a "war room" website to which Purchaser is granted access or otherwise prior to the expiration of the Due Diligence Period), any disclosures in writing by or on behalf of Seller delivered to Purchaser prior to the expiration of the Due Diligence Period and all other matters actually known by Purchaser prior to the expiration of the Due Diligence Period), and as disclosed in the tenant estoppel certificates delivered to Purchaser pursuant to Section 9(a) below.
(f)    AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER, EXCEPT FOR CLAIMS AGAINST SELLER BASED (I) UPON A BREACH OF ANY REPRESENTATION OR WARRANTY MADE BY SELLER IN SECTIONS 6 AND 18 OF THIS AGREEMENT OR ANY INSTRUMENT EXECUTED BY SELLER AND DELIVERED BY SELLER TO PURCHASER AT CLOSING, OR (II) UPON ANY OBLIGATIONS OR LIABILITIES OF SELLER EXPRESSLY PROVIDED IN THIS AGREEMENT OR ANY INSTRUMENT EXECUTED BY SELLER AND DELIVERED BY SELLER TO PURCHASER AT CLOSING, OR (III) SELLERS’ FRAUD, PURCHASER FOR ITSELF AND ITS SUCCESSORS AND ASSIGNS AND ANYONE CLAIMING BY, THROUGH OR UNDER PURCHASER HEREBY FULLY AND IRREVOCABLY RELEASES SELLER AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, BENEFICIARIES, MEMBERS, PARTNERS, AGENTS, EMPLOYEES AND ATTORNEYS, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, FROM ANY AND ALL CLAIMS THAT IT MAY NOW HAVE OR HEREAFTER ACQUIRE AGAINST SELLER AND SELLER’S OFFICERS, DIRECTORS, SHAREHOLDERS, BENEFICIARIES, MEMBERS, PARTNERS, AGENTS, EMPLOYEES AND ATTORNEYS, AND THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, FOR ANY ACTION, CAUSE OF ACTION, CLAIM, COST, DAMAGE, DEMAND, EXPENSE (INCLUDING, WITHOUT LIMITATION, ATTORNEYS’ FEES AND EXPENSES), FINE, JUDGMENT, LIABILITY, LIEN, LOSS, OR PENALTY, WHETHER FORESEEN OR UNFORESEEN, DIRECT OR INDIRECT, PAST, PRESENT OR FUTURE (COLLECTIVELY, "RELEASED CLAIMS"), ARISING FROM OR RELATED TO THE PHYSICAL CONDITION OF THE PROPERTY INCLUDING, WITHOUT LIMITATION, ANY CONSTRUCTION DEFECTS, ERRORS OR OMISSIONS ON OR IN THE PROPERTY, COMPLIANCE WITH ANY LAWS, THE PRESENCE, DISCOVERY OR REMOVAL OF ENVIRONMENTALLY HAZARDOUS, TOXIC OR DANGEROUS SUBSTANCES, OR ANY OTHER

CONDITIONS (WHETHER PATENT, LATENT OR OTHERWISE) AFFECTING THE PROPERTY, OR ANY LAW OR REGULATION APPLICABLE THERETO, INCLUDING, WITHOUT LIMITATION, (I) ANY AND ALL RIGHTS PURCHASER MAY NOW OR HEREAFTER HAVE TO SEEK CONTRIBUTION FROM SELLER UNDER THE COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980 ("CERCLA"), AS AMENDED BY THE SUPERFUND AMENDMENTS AND REAUTHORIZATION ACT OF 1986 (42 U.S.C.A. § 9613), AS THE SAME MAY BE FURTHER AMENDED OR REPLACED BY ANY SIMILAR LAW, RULE OR REGULATION, (II) ANY AND ALL CLAIMS, WHETHER KNOWN OR UNKNOWN, NOW OR HEREAFTER EXISTING, WITH RESPECT TO THE PROPERTY UNDER SECTION 107 OF CERCLA (42 U.S.C.A. § 9607), AND (III) ANY AND ALL CLAIMS, WHETHER KNOWN OR UNKNOWN, BASED ON NUISANCE, TRESPASS OR ANY OTHER COMMON LAW OR STATUTORY PROVISIONS. PURCHASER FURTHER ACKNOWLEDGES AND AGREES THAT THIS RELEASE SHALL BE GIVEN FULL FORCE AND EFFECT ACCORDING TO EACH OF ITS EXPRESSED TERMS AND PROVISIONS, INCLUDING, BUT NOT LIMITED TO, THOSE RELATING TO UNKNOWN AND SUSPECTED CLAIMS, DAMAGES AND CAUSES OF ACTION.
The foregoing waivers and releases by Purchaser shall survive the Closing and the recordation of the Deed and shall not be deemed merged into the Deed upon its recordation.
(g)    If during the Due Diligence Period, either Seller or Purchaser discover any error or omission in any of the exhibits or schedules attached to this Agreement, and if both parties acknowledge such error or omission, then the exhibits and schedules shall be modified to correct such error or omission and this Agreement shall be amended to replace the original exhibits and schedules with the modified exhibits and schedules; provided, however, that no change will be permitted to Exhibit G, Exhibit N or Exhibit O unless any party whose obligations would be increased thereby approves such change.
6.    REPRESENTATIONS AND WARRANTIES OF SELLER.
Seller represents and warrants to Purchaser that the following matters are true and correct as of the execution of this Agreement and as of the Closing:
(a)    Seller is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Delaware. Seller has the full right and authority to enter into this Agreement and to transfer all of the Property and to consummate or cause to be consummated the transaction contemplated by this Agreement. The person signing this Agreement on behalf of Seller is authorized to do so.
(b)    This Agreement is, and all the documents executed by Seller which are to be delivered to Purchaser at the Closing will be, duly authorized, executed, and delivered by Seller, and is and will be legal, valid, and binding obligations of Seller enforceable against Seller in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally), and does not and will not violate any provisions of any agreement to which Seller is a party or to which it is subject.
(c)    To Seller’s actual knowledge, except as set forth in the Disclosure Materials, there are no pending legal proceedings or administrative actions of any kind or character adversely affecting the Property or Seller’s interest therein as of the date of this Agreement.
(d)    To Seller’s actual knowledge, except as set forth in the Disclosure Materials, Seller has received no written notice from any city, county, state or other government authority of any violation of any statute, ordinance, regulation, or administrative or judicial order or holding with respect to the Property, which violation has not been corrected as of the date of this Agreement.
(e)    Attached hereto as Exhibit B is a true and complete list of all Leases as of the date of this Agreement. Except as set forth in the Disclosure Materials, Seller has not received or given any written notice of a material default under any Lease that remains uncured as of the date of this Agreement.
(f)    Except for the service contracts listed on Exhibit J, there are no other service contracts to which Seller is a party to and which would be binding on the Property or Purchaser after Closing. Seller has not entered into nor is Seller a party to any other contracts relating to the Property that will be binding on Purchaser or the Property after Closing, except for the Leases, Permitted Exceptions and the service contracts listed on Exhibit J.
(g)    Seller is not a person or entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 24, 2001), and does not engage in any dealings or transactions, and is not otherwise associated, with any such persons or entities.
(h)    Seller has not received written notice of any contemplated condemnation, eminent domain, or similar proceedings, for the Property.
(i)    All leasing commissions due in connection with the current term of all of the Leases have been paid other than commissions set forth on Exhibit N which shall be paid by Seller prior to Closing or credited to Purchaser as more specifically provided for in Section 13(a)(v).
As used in this Agreement, the phrase "to Seller’s actual knowledge" or words of similar import shall mean the actual (and not constructive or imputed) knowledge, without independent investigation or inquiry, of Mark Zikakis and Jackie Curtis (and Seller represents that Mark Zikakis and Jackie Curtis are the individuals with primary responsibility for overseeing the management and operation of the Property). The express representations and warranties made in this Agreement shall not merge into any instrument or conveyance delivered at the Closing; provided, however, that Purchaser shall have the right to bring an action against Seller on the breach of a representation or warranty hereunder or in the documents delivered by Seller at the Closing, but only on the following conditions: (a) the breach in question results from, or is based on, a condition, state of facts or other matter that was not known prior to Closing by Purchaser, and (b) Purchaser gives written notice of such breach to Seller before the date that is six (6) months after the date of Closing (the "Survival Period"), and Seller and Purchaser acknowledge and agree that the Survival Period is reasonable. The term “survive” as used in the preceding sentence shall mean that Purchaser may give written notice, at any time and from time to time after the Closing, of any claim or claims for damages as a condition precedent to its right to sue Seller for any breach of its representations and warranties and such claims and right shall not merge into the Deed (as hereinafter defined) or any documents executed by Seller pursuant hereto or in connection herewith, but such claims and right shall continue after the Closing throughout the Survival Period. Following the Closing, Purchaser’s sole and exclusive remedy for any breach of Seller’s representations and warranties shall be an action at law for actual damages as a consequence thereof, provided that, notwithstanding anything to the contrary included in this Agreement, Seller shall not be liable for any consequential, punitive or exemplary damages of any nature whatsoever, and further provided that any such claim or action at law for actual damages brought after the Closing based upon a misrepresentation or a breach of a representation or warranty under this Agreement, or included in any documents executed by Seller pursuant hereto or in connection herewith, shall be actionable or enforceable if and only if written notice of such claim is delivered by Purchaser to Seller prior to the expiration of the Survival Period. Additionally, no such claim or action at law may be filed more than ninety (90) days after the expiration of the Survival Period, Purchaser waiving the right to file any such claim or action at law at any later date. If Purchaser fails to timely notify Seller or file such action within the required time periods as described above, such action shall be barred. Seller shall have no liability with respect to any of the foregoing representations and warranties if, prior to the Closing, Purchaser has actual knowledge (and not constructive or imputed) of any information (from whatever source, including, without limitation, the Disclosure Materials) that contradicts any of the foregoing representations and warranties, or renders any of the foregoing representations and warranties untrue or incorrect, and Purchaser nevertheless consummates the transaction contemplated by this Agreement.
7.    REPRESENTATIONS, WARRANTIES AND COVENANTS OF PURCHASER.
Purchaser represents and warrants to Seller that the following matters are true and correct as of the execution of this Agreement and as of the Closing:
(a)    Purchaser is a limited liability company, duly formed, validly existing and in good standing under the laws of the State of Delaware and at Closing Purchaser (or its permitted assignee) will be qualified to do business in the State in which the Real Property is located.
(b)    This Agreement is, and all the documents executed by Purchaser which are to be delivered to Seller at the Closing will be, duly authorized, executed, and delivered by Purchaser, and is and will be legal, valid, and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms (except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency, moratorium and other principles relating to or limiting the right of contracting parties generally), and does not and will not violate any provisions of any agreement to which Purchaser is a party or to which it is subject, which violation would have a material adverse effect on Purchaser’s ability to perform its obligations under this Agreement.
(c)    Purchaser is not and, throughout the period in which transactions under this Agreement are occurring, will not be (i) an "employee benefit plan" as defined in Section 3(3) of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), that is subject to Title I of ERISA, (ii) a "plan" as defined in and subject to Section 4975 of the U.S. Internal Revenue Code of 1986, as amended, or (iii) an entity deemed to hold "plan assets" of any of the foregoing within the meaning of 29 C.F.R. Section 2510.3-101, as modified by Section 3(42) of ERISA.
(d)    That (i) prior to the Closing, Purchaser will have had the opportunity to investigate all physical and economic aspects of the Property and to make all inspections and investigations of the Property which Purchaser deems necessary or desirable to protect its interests in acquiring the Property, including, without limitation, review of the Leases (and the rights of the tenants thereunder), building permits, certificates of occupancy, environmental audits and assessments, toxic reports, surveys, investigation of land use and development rights, development restrictions and conditions that are or may be imposed by governmental agencies, agreements with associations affecting or concerning the Property, the condition of title, soils and geological reports, engineering and structural tests, insurance contracts, contracts for work in progress, marketing studies, cost-to-complete studies, governmental agreements and approvals, architectural plans and site plans, and (ii) except as otherwise expressly set forth in this Agreement or in any document executed by Seller and delivered by Seller to Purchaser at Closing, neither Seller, nor anyone acting for or on behalf of Seller, has made any representation, warranty, promise or statement, express or implied, to Purchaser, or to anyone acting for or on behalf of Purchaser, concerning the Property or the condition, use or development thereof. Purchaser further represents and warrants that, in entering into this Agreement, Purchaser has not relied on any representation, warranty, promise or statement, express or implied, of Seller, or anyone acting for or on behalf of Seller, other than as expressly set forth in this Agreement or in any document executed by Seller and delivered by Seller to Purchaser at Closing, and that all matters concerning the Property have been or shall be independently verified by Purchaser prior to the Closing, and that, except as otherwise expressly set forth in this Agreement or in any document executed by Seller and delivered by Seller to Purchaser at Closing, Purchaser shall purchase the Property on Purchaser’s own prior investigation and examination of the Property (or Purchaser’s election not to do so); AND THAT, AS A MATERIAL INDUCEMENT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY SELLER, PURCHASER IS PURCHASING THE PROPERTY IN AN "AS IS" PHYSICAL CONDITION AND IN AN "AS IS" STATE OF REPAIR, WITH ALL FAULTS, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT EXECUTED BY SELLER AND DELIVERED BY SELLER

TO PURCHASER AT CLOSING. EXCEPT AS MAY BE SET FORTH IN THIS AGREEMENT OR IN ANY DOCUMENT DELIVERED BY SELLER TO PURCHASER AT CLOSING, PURCHASER WAIVES, AND SELLER DISCLAIMS, ALL WARRANTIES OF ANY TYPE OR KIND WHATSOEVER WITH RESPECT TO THE PROPERTY, WHETHER EXPRESS OR IMPLIED, INCLUDING, BY WAY OF DESCRIPTION BUT NOT LIMITATION, THOSE OF FITNESS FOR A PARTICULAR PURPOSE AND USE. Notwithstanding anything to the contrary herein, Purchaser and Seller acknowledge that any written disclosures made by Seller prior to the Closing shall constitute notice to Purchaser of the matter disclosed, and Seller shall have no further liability thereafter if Purchaser thereafter consummates the transaction contemplated hereby. If the subject matter of such disclosure constitutes a default by Seller under this Agreement, Purchaser shall have the rights and remedies provided for in this Agreement for defaults by Seller prior to Closing. The provisions of this Section 7(d) shall survive the Closing.
(e)    Purchaser is not a person or entity described by Section 1 of the Executive Order (No. 13,224) Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, 66 Fed. Reg. 49,079 (September 24, 2001), and does not engage in any dealings or transactions, and is not otherwise associated, with any such persons or entities.
8.    CONFIDENTIALITY.
Purchaser agrees that it shall keep confidential the non-public information contained in the Disclosure Materials and all other information obtained by Purchaser with respect to the Property and shall not disclose such information to any third parties, except that Purchaser shall have the right to provide such information to its lenders, consultants, attorneys and prospective investors in connection with Purchaser’s acquisition of the Property (provided that Purchaser shall instruct the aforesaid parties to maintain the confidentiality of such information). If the transaction contemplated by this Agreement is not consummated for any reason, Purchaser promptly shall return to Seller, and instruct its representatives, consultants, attorneys, and prospective investors to return to Seller, all copies and originals of the Disclosure Materials previously provided for inspection by Seller to Purchaser. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Purchaser’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S 11 filing) with governmental agencies (including the SEC) by any REIT holding an interest (direct or indirect), or considering holding an interest, in any permitted assignee of Purchaser, (c) to any broker/dealers in the REIT’s or Purchaser’s broker/dealer network and any of the REIT’s or Purchaser’s investors, or (d) to the extent required by law or any judicial proceeding. The provisions of this Section 8 shall survive any termination of this Agreement. This Section 8 shall cease to apply to Purchaser upon the Closing of the purchase and sale contemplated by this Agreement.

9.    CONDITIONS PRECEDENT TO CLOSING.
(a)    The following shall be conditions precedent to Purchaser’s obligation to consummate the purchase and sale transaction contemplated herein (the "Purchaser’s Conditions Precedent"):
(i)    Purchaser shall not have terminated this Agreement in accordance with Section 4, Section 5, Section 16(a), Section 16(b), Section 17 or any other applicable section of this Agreement within the time periods described in said sections.
(ii)    Title Company shall be irrevocably committed to issue, at the Closing, the Approved Title Policy, subject to Purchaser's payment of the title premiums for which Purchaser is responsible hereunder.
(iii)    Purchaser shall have received, no less than three (3) business days prior to the Closing, executed estoppel certificates in the form of the Approved Estoppels (as defined below) (with no changes other than de minimis changes reasonably approved by Purchaser) and not disclosing the existence of any default under the Leases referenced therein, from tenants occupying at least eighty percent (80%) of the leasable space in the Improvements which is leased as of the date of this Agreement and specifically including all of the Major Tenants. Each executed estoppel certificate delivered to Purchaser shall be deemed to be satisfactory to Purchaser unless Purchaser provides Seller with written notice within three (3) business days of Purchaser’s receipt of such estoppel certificate of its disapproval of such estoppel certificate and the basis of such disapproval. A "Major Tenant" means each of the following tenants at the Property: Ball Corporation, LPS, DataLogix, Reed Group, HID Global, Urban Lending Solutions, and Tandberg Data. Seller’s failure to obtain said estoppel certificates shall not be a default by Seller under this Agreement. Seller has prepared, or caused to be prepared, and delivered on May 22, 2013, to Purchaser for review and approval the estoppel certificates Seller intends to deliver to the tenants, which were based on the form of estoppel certificate in the form attached hereto as Exhibit D. Seller shall, promptly after receiving Purchaser's approval thereof, remit, or cause to be remitted, the estoppel certificates to all the tenants of the Property for signature with any corrections provided by Purchaser. If Purchaser fails to notify Seller of its approval of, or any changes to, the estoppel certificates it receives from Seller for approval within three (3) business days following Purchaser’s receipt of the same, Seller may forward such estoppel certificates to all the tenants of the Property without Purchaser’s prior approval. Estoppel certificates prepared by Seller and approved (or deemed approved) by Purchaser as provided above are referred to, collectively, as "Approved Estoppels". Notwithstanding the foregoing, in the event the condition described in this Section 9(a)(iii) shall not have been satisfied, either Seller or Purchaser may elect by notice to the other to extend the Closing for a period not to exceed thirty (30) days in order to satisfy such condition.

(iv)    There shall be no material breach of any of Seller’s representations, warranties or covenants set forth in Section 6, Section 10 and Section 18, as of the Closing.
(v)    Seller shall have duly performed all material covenants and agreements to be performed by Seller under this Agreement.
(vi)    Purchaser has received the contractor certificates to which it is entitled under Section 10(d) herein.
(vii)    Seller shall have delivered to the Escrow Agent the items described in Section 11.
(viii)    None of the CC&R Estoppels received by Seller disclose either (A) any existing, uncured material default by Seller under the documents that are the subject of such CC&R Estoppels, which default remains uncured at Closing, or (B) any monetary obligation of Seller under such documents that is past due, unless Seller agrees to give Purchase a credit against the Purchase Price in such amount at Closing.
(ix)    Seller has provided Purchaser with all information needed for Purchaser to complete Purchaser’s 3-14 Audit and Purchaser’s 3-14 Audit has been completed.
(x)    Seller shall have obtained and filed (or be prepared to file as a part of the Closing) in the deed records for Jefferson County, Colorado that certain Countrydale Metropolitan District General Fund Fee Agreement among Seller and each of the owners of the improved real properties located at 10955 Westmoor Drive, 11000 Westmoor Circle, 11300 Westmoor Circle and 11400 Westmoor Circle, Westminster, Colorado, being a part of the Westmoor Technology Park (the "Countrydale Agreement"), which Countrydale Agreement must be in form and substance reasonably satisfactory to Purchaser, and must include the joinder and subordination of any lender holding a deed of trust or other security instrument encumbering the real property referred to therein, other than Seller's lender.
The conditions set forth in this Section 9(a) are solely for the benefit of Purchaser and may be waived only by Purchaser. Purchaser shall, at all times prior to the termination of this Agreement, have the right to waive any of these conditions.
(b)    The following shall be conditions precedent to Seller’s obligation to consummate the purchase and sale transaction contemplated herein (the "Seller’s Conditions Precedent"):
(i)    Purchaser shall not have terminated this Agreement in accordance with Section 4, Section 5, Section 16(a) or Section 16(b) of this Agreement within the time periods described in said Sections.

(ii)    Purchaser shall have delivered to Escrow Agent, prior to the Closing, for disbursement as directed hereunder, all cash or other immediately available funds due from Purchaser in accordance with this Agreement.
(iii)    There shall be no material breach of any of Purchaser’s representations, warranties or covenants set forth in Section 5 and Section 7, as of the Closing.
(iv)    Purchaser shall have delivered to Escrow Agent the items described in Section 12.
(v)    Purchaser shall have duly performed all material covenants and agreements to be performed by Purchaser under this Agreement.
The conditions set forth in this Section 9(b) are solely for the benefit of Seller and may be waived only by Seller. Seller shall, at all times prior to the termination of this Agreement, have the right to waive any of these conditions.
(c)    Except in those instances where this Agreement automatically terminates pursuant to its terms, if any condition is not satisfied or waived within the time period and in the manner set forth in this Agreement, then the party for whose benefit the condition exists (as provided in this Section 9) may terminate this Agreement by delivering written notice to the other party and to Escrow Agent after the end of the applicable time period but prior to the Closing and, in the event of a termination pursuant to this Section 9, neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same.
10.    COVENANTS OF SELLER.
Seller covenants with Purchaser, as follows:
(a)    After the date hereof and prior to the expiration of the Due Diligence Period, Seller shall not enter into any new leases, or amend, modify or extend any existing Leases, in any case without the prior written consent of Purchaser (which consent shall not be unreasonably withheld or delayed). After the expiration of the Due Diligence Period and prior to the Closing Date, Seller shall not enter into any new leases, or amend, modify or extend any existing Leases, in any case without the prior written consent of Purchaser (which may be withheld in Purchaser’s sole and absolute discretion). Prior to the expiration of the Due Diligence Period, if Purchaser fails to respond within three (3) business days after Seller’s request for consent to a new Lease or amendment, modification or extension of any existing Lease, Purchaser shall be deemed to have consented to the same. After the expiration of the Due Diligence Period, if Purchaser fails to respond within three (3) business days after Seller’s request for consent to a new lease or amendment, modification or extension of any existing Lease, Purchaser shall be deemed to have disapproved the same. If Purchaser consents (or is deemed to consent) to any such new lease, or to the amendment, modification or extension of any existing Lease and the transaction contemplated by this Agreement is consummated, Purchaser shall be solely responsible for the payment of all leasing commissions in connection therewith and any tenant improvement costs or allowance, move-in allowance and any other payment to the tenant thereunder (whether coming due prior to the Closing [if the transaction contemplated by this Agreement closes, in which case any such amount shall be payable to Seller at the Closing to the extent paid by Seller], or coming due after the Closing) to the extent the amount of such costs, payments and commissions were contained in the information relating to such new lease or modification of any existing Lease delivered to and approved by Purchaser.
(b)    Until the Closing, Seller shall keep the Property insured against fire, vandalism and other loss, damage and destruction to the extent and in the amounts maintained on the date of this Agreement, provided, however, that Seller’s insurance policies shall not be assigned to Purchaser at the Closing, and Purchaser shall be obligated to obtain its own insurance coverage from and after the Closing.
(c)    Until the Closing, Seller shall operate and maintain the Property in the manner being operated and maintained on the date of this Agreement.
(d)    Seller shall give a written notice of termination for any of the service contracts required to be terminated by Purchaser by written notice given to Seller no later than the expiration of the Due Diligence Period which are terminable without cost or penalty to Seller, it being understood that Purchaser shall be responsible to assume all such service contracts described on Exhibit J which are not terminable by Seller without cost or penalty. If Purchaser does not provide notice to Seller on a date that is more than thirty (30) days prior to Closing of Purchaser's election to have Seller terminate a service contract at Closing, Purchaser shall give Seller a credit at Closing in the amount of the per diem cost under such service contract for each day after Closing that Seller incurs such cost as the result of Purchaser's failure to give Seller such notice more than thirty (30) days prior to Closing. Seller further agrees that, after the date of this Agreement, Seller shall not enter into any new service contracts or extend, renew or materially modify any existing service contracts except those that are terminable by Seller at will without penalty or cost effective as of Closing. Notwithstanding anything to the contrary contained herein, Purchaser shall be required to assume:
(i)    contract for elevator modernization work listed on Exhibit J attached hereto;
(ii)    [Intentionally deleted]; and
(iii)    all capital contracts and contracts pertaining to works of improvement described on Exhibit O hereto and all tenant work contracts entered into after the date of this Agreement by Seller pursuant to leases or lease amendments approved by Purchaser pursuant to Section 10(a) or set forth on Exhibit S; provided, however, Purchaser shall only be required to assume each such contract (but only to the extent such tenant work contracts entered into after the date of this Agreement by Seller have been approved by Purchaser pursuant to this Agreement, such approval not to be unreasonably withheld, delayed or conditioned) ("Future Tenant Improvement Contracts"); if the work required to be completed under such contract has not been completed as of Closing.
For each such contract described on Exhibit O and each Future Tenant Improvement Contract which Purchaser is required to assume, Seller shall, prior to or at Closing, provide Purchaser with a certificate in the form of Exhibit P attached hereto from the contractor under each such contract, and Seller shall credit Purchaser at Closing for any unfunded amounts under all such contracts as more specifically provided for in Section 13(a)(vii) and in the amounts correctly reflected in the contractor's certificates required to be delivered to Purchaser. Seller shall terminate any management and leasing agreements for the Property at Closing.
(e)    During the pendency of this Agreement, Seller shall not alienate, lien, encumber or otherwise transfer all or any interest in the Property (other than to Purchaser at the Closing and other than the filing of record of the Countrydale Agreement and that certain Conference Center Agreement, dated March 19, 2013, among Seller, Westmoor 11000 LL, LLC, Westmoor 11300 LL, LLC and Westmoor 11400 LL, LLC (the "Conference Center Agreement")).
(f)    During the pendency of this Agreement, Seller shall not market, solicit, negotiate, or enter into any agreement with any party other than Purchaser for the sale or transfer of any interest in the Property.
(g)    Promptly following Closing, Seller shall (i) shut down any websites pertaining to the Real Property, and (ii) cooperate with Purchaser, at Purchaser's sole cost and expense, to perfect the assignment to Purchaser and obtain any required consent of a third party to the assignment of any warranties included as part of the Intangible Property. The provisions of this Section 10(g) shall survive Closing.
(h)    After the expiration of the Due Diligence Period, Seller shall, upon request from Purchaser, deliver subordination, non-disturbance and attornment agreements (each, a “SNDA”) prepared by Purchaser to the Major Tenants and request that they execute the same in connection with the potential sale of the Property; provided, however, that in no event shall Seller be required to deliver an SNDA to any Major Tenant unless such Major Tenant has returned (and Purchaser has approved or been deemed to approve) its applicable Approved Estoppel. In no event shall Purchaser’s receipt of any SNDA(s) be a condition precedent to any of Purchaser’s obligations under this Agreement, nor shall failure to obtain any SNDA be a breach or default of Seller under this Agreement.
11.    SELLER’S CLOSING DELIVERIES.
At least one (1) business day prior to the Closing, Seller shall deliver or cause to be delivered to Escrow Agent the following:
(a)    A deed executed by Seller, in the form of Exhibit E (the "Deed").

(b)    A Bill of Sale executed by Seller, in the form of Exhibit F attached hereto (the "Bill of Sale").
(c)    A certification from the Seller as required by the Foreign Investors Real Property Tax Act, as amended, that Seller is not a "foreign person" (the "Certificate of Non-Foreign Status").
(d)    A customary affidavit sufficient for the Title Company to issue the Approved Title Policy and to delete any exceptions for parties in possession (other than tenants under the Leases) and mechanics' or materialmen’s therefrom (the "Title Affidavit").
(e)    A General Assignment executed by Seller, in the form of Exhibit H attached hereto assigning to Purchaser all of Seller’s interest under the service contracts to be assigned to Purchaser at Closing (the "General Assignment").
(f)    An Assignment of Leases executed by Seller, in the form of Exhibit I attached hereto, assigning to Purchaser all of Seller’s interest under the Leases to be assigned to Purchaser at Closing (the "Assignment of Leases").
(g)    A closing statement reflecting the Purchase Price and all adjustments, prorations, credits, costs and expenses set forth herein (the "Closing Statement") approved by Seller.
(h)    A notice in the form attached hereto as Exhibit K (the "Tenant Notice"), executed by Seller which Purchaser shall send to each tenant under each of the Leases promptly after the Closing.
(i)    A Seller’s residency certification/exemption, if required by applicable law.
(j)    A closing instruction letter from Seller to the Escrow Agent.
(k)    A Colorado Department of Revenue Form 1083 – Information with Respect to a Conveyance of a Colorado Real Property Interest, executed by Seller.
(l)    Any other funds, documents, instruments or agreements (signed by Seller and acknowledged, if appropriate) reasonably necessary to effectuate the transaction contemplated by this Agreement.
(m)    A certificate executed by Seller certifying to Purchaser that Seller has no actual knowledge of any breach by Seller of any of the representations and warranties made by Seller in this Agreement or, if applicable, disclosing any such breach.
(n)    If and only if executed by the other parties thereto, with the joinders of lenders as required by Section 9(a)(x), an execution counterpart of the Countrydale Agreement signed by Seller, it being agreed that Seller will not be obligated to execute and deliver the Countrydale Agreement until all other parties thereto have executed such agreement and the joinders thereto.

12.    PURCHASER’S CLOSING DELIVERIES.
At least one (1) business day prior to the Closing (unless a different day is specified below), Purchaser shall deliver to Escrow Agent:
(a)    By 11:00 A.M. Pacific Time on the day of the Closing, the balance of the Purchase Price in excess of the Deposit, together with such other sums as Escrow Agent shall require to pay Purchaser’s share of the Closing costs, prorations, reimbursements and adjustments as set forth in Sections 13 and 15 herein, in immediately available funds.
(b)    An executed counterpart of the General Assignment and the Assignment of Leases, whereby Purchaser shall assume the obligations relating to the matters set forth in such documents.
(c)    The Closing Statement approved by Purchaser.
(d)    The Tenant Notice executed by Purchaser which Purchaser shall send to each tenant under each of the Leases promptly after Closing.
(e)    A closing instruction letter from Purchaser to the Escrow Agent.
(f)    A Real Property Transfer Declaration (TD-1000) executed by Purchaser.
(g)    Any other funds, documents, instruments or agreements (signed by Purchaser and acknowledged, if appropriate) reasonably necessary to effectuate the transaction contemplated by this Agreement.
13.    PRORATIONS AND ADJUSTMENTS.
(a)    The following shall be prorated and adjusted between Seller and Purchaser as of the day of the Closing based on the periods to which they relate and are applicable (regardless of when payable), except as otherwise specified:
(i)    Non-delinquent general real estate, personal property and ad valorem taxes and assessments, and any improvement or other bonds encumbering the Property, for the 2013 Calendar Year (and that are payable in 2014), and any other assessments payable for 2013 and prior years to any quasi-public or private association, including, without limitation, amounts payable under that certain Exclusion and Service Agreement respecting the Countrydale Metropolitan District.
(ii)    Non-delinquent utility charges, if any, and such other items that are customarily prorated in transactions of this nature shall be ratably prorated.
(iii)    Rent and other charges under the Leases shall be prorated. Rents and other charges under the Leases which are unpaid or delinquent as of the Closing shall not be prorated, and rents and other amounts received by Purchaser after the Closing from a tenant owing such delinquent rent or other charges shall be applied (A) first, to rents due from such tenant for the month in which such payment is received by Purchaser; (B) second, to rents attributable to any period after the Closing which are past due on the date of receipt; and (C) finally, to rents and other charges delinquent as of the Closing (and Purchaser promptly shall remit such amounts to Seller). Purchaser agrees that it shall use commercially reasonable efforts to collect any such delinquent rents by continuing to bill tenants for any delinquent rents (provided, however, that Purchaser shall have no obligation to terminate the Lease or to institute legal proceedings, including an action for unlawful detainer, against a tenant owing delinquent rents).
(iv)    The amount of all unapplied security deposits under the Leases shall be credited to Purchaser; provided, however, that if any tenant security deposit is in the form of a letter of credit, there shall be no credit against the Purchase Price with respect to any such tenant security deposit. At Closing, Seller shall deliver an original of each letter of credit serving as a tenant security deposit to Purchaser through escrow along with the documents executed by Seller that are required to be executed by Seller to transfer such letter of credit to Purchaser. Following Closing, Purchaser shall, at Seller’s cost and expense, deliver the same, along with any required fees paid by Seller, to the issuing bank so that the same can be processed and transferred to Purchaser.
(v)    Except as hereinbelow expressly provided, Seller is responsible for the tenant improvement costs and/or tenant improvement allowances (including space planning and architectural costs) and leasing commissions due in connection with the current term of all of the Leases entered into on or before May 22, 2013, and those remaining to be paid are identified on Exhibit N attached hereto. To the extent that any of the same have not been paid as of the Closing, Seller shall provide Purchaser a credit against the Purchase Price at Closing, and Purchaser shall, to the extent of such credit, be responsible for the same after the Closing. Purchaser shall be responsible, without a credit against the Purchase Price, for (i) all leasing commissions and tenant improvement costs due in connection with new leases or any extensions, renewals or expansions by any tenants after May 22, 2013, to the extent the amount of such commissions and tenant improvement costs were disclosed to Purchaser in writing prior to the expiration of the Due Diligence Period or otherwise approved by Purchaser in connection with Purchaser’s approval of any such new lease, lease extension, renewal or expansion, and (ii) the leasing commissions and tenant improvement costs due in connection with the leases or potential leases or lease renewals or expansions with the parties described on Exhibit S attached hereto to the extent such tenant improvement costs and leasing commissions are disclosed in Exhibit S attached hereto or are otherwise hereafter approved (or deemed approved) by Purchaser pursuant to Section 10(a). At Closing, Purchaser will pay to Seller (or the credit from Seller to Purchaser shall be reduced by) an amount equal to the sum of (x) the portion of any leasing commissions, tenant improvement costs and other expenses, including reasonable attorneys' fees, actually paid by Seller after the Effective Date and prior to Closing pursuant to the negotiation and execution of any new leases or renewal or expansion of any Lease approved (or deemed approved) by Purchaser pursuant to Section 10(a), and only to the extent such amounts were disclosed to Purchaser in writing and approved (or deemed approved) by Purchaser pursuant to Section 10(a), plus (y) an amount equal to any leasing commissions and tenant improvement costs disclosed on Exhibit S that are paid by Seller to Closing.
(vi)    Purchaser shall be entitled to a credit against the Purchase Price at Closing for any and all remaining abated rent after Closing, reflected on Exhibit G attached hereto.
(vii)    Purchaser shall be credited at Closing for all unsatisfied amounts under all capital contracts and contracts pertaining to works of improvement entered into by Seller prior to the date of this Agreement with respect to the Property including, without limitation, the costs identified on Exhibit O attached hereto. Seller shall remain responsible for satisfying any of such costs which were not credited (but were supposed to be credited) to Purchaser at Closing.
(b)    For purposes of calculating prorations, Purchaser shall be deemed to be in title to the Property, and, therefore, entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month which shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a three hundred sixty-five (365) day year. Seller shall prepare a schedule of prorations and deliver it to Purchaser not less than two (2) business days prior to Closing.
(c)    The amount of such prorations shall be initially performed by Seller and Purchaser at Closing but shall be subject to adjustment in cash after the Closing outside of escrow as and when complete and accurate information becomes available, if such information is not available at the Closing. Seller and Purchaser agree to cooperate and use their best efforts to make such adjustments no later than six (6) months after the Closing (except as provided in clause (B) below and with respect to property taxes, which shall be adjusted within ninety (90) days after the tax bills for the applicable period are received). Without limiting the generality of the foregoing, Seller and Purchaser agree that:
(i)    (A) Seller has completed and sent to the tenants under the Leases year-end reconciliations of reimbursable expenses under the Leases for the year ending December 31, 2012. Seller is responsible for providing Purchaser with a credit against the Purchase Price at Closing for any amounts that the tenants under Leases overpaid during 2012, but only to the extent such amounts have not been paid to such tenants prior to Closing or credited to such tenants' rent obligations attributable to any period accruing prior to Closing (with respect to any such amounts that have been paid to tenants prior to Closing or credited to such tenants' rent obligations, Purchaser shall be entitled to written evidence thereof reasonably satisfactory to Purchaser confirming the same), and Seller is entitled to any amounts (if, and when, received from the tenants) that tenants under the

Leases underpaid during 2012 (and, with respect to any such amounts payable to Seller, Purchaser agrees that it shall use commercially reasonable efforts to collect such amounts by billing tenants for such amounts, provided, however, that Purchaser shall have no obligation to institute legal proceedings, including an action for unlawful detainer, against a tenant owing any such amounts);
(B)    with respect to any year-end reconciliations of reimbursable expenses under the Leases for the year ending December 31, 2013, Seller and Purchaser shall cooperate to complete such reconciliations no later than May 31, 2014, with Seller responsible for amounts owing to tenants under the Leases, and entitled to amounts payable by tenants under the Leases (as the case may be), with respect to periods prior to the Closing, and with Purchaser responsible for amounts owing to tenants under the Leases, and entitled to amounts payable by tenants under the Leases (as the case may be), with respect to periods from and after the Closing (and, with respect to any such amounts payable to Seller, Purchaser agrees that it shall use commercially reasonable efforts to collect such amounts by billing tenants for such amounts, provided, however, that Purchaser shall have no obligation to institute legal proceedings, including an action for unlawful detainer, against a tenant owing any such amounts);
(ii)    with respect to any property tax appeals or reassessments filed by Seller for tax years prior to the year in which the Closing occurs, Seller shall be entitled to the full amount of any refund or rebate resulting therefrom (subject to any requirement under the Leases to pay to the tenants thereunder a share of any such refund or rebate, which shall be Seller’s sole obligation), and with respect to any property tax appeals or reassessments filed by Seller or Purchaser for the tax year in which the Closing occurs, Seller and Purchaser shall share the amount of any rebate or refund resulting therefrom (after first paying to Seller or Purchaser all costs and expenses incurred by such party in pursuing such appeal or reassessment) in proportion to their respective periods of ownership of the Property for such tax year (with Seller and Purchaser each obligated for any amount of such refund or rebate required to be paid to the tenants under the Leases for its respective period of ownership of the Property for such tax year). To the extent not already approved by Seller prior to the date hereof, the settlement of any tax appeals or settlements for the year in which the Closing occurs (including, without limitation, any stipulation of settlement document) shall be subject to Purchaser’s prior written approval which approval shall not be unreasonably withheld, conditioned or denied; and
(iii)    in no event will there be any proration of insurance premiums under Seller’s existing policies of insurance relating to the Property, and Purchaser acknowledges and agrees that none of Seller’s insurance policies (or any proceeds payable thereunder, except as expressly provided for in Section 16 below) will be assigned to Purchaser at the Closing, and Purchaser shall be solely obligated to obtain any and all insurance that it deems necessary or desirable.

(d)    Except as set forth in this Section 13, all items of income and expense which accrue for the period prior to the Closing will be for the account of Seller and all items of income and expense which accrue for the period on and after the Closing will be for the account of Purchaser. The provisions of this Section 13 shall survive the Closing.
14.    CLOSING.
(a)    The purchase and sale contemplated herein shall close (the "Closing") on June 11, 2013, subject to Purchaser’s and Seller’s right to extend the Closing as provided in Section 9(a)(iii) above. As used herein, the term "Closing" means the date and time that the transaction contemplated by this Agreement is consummated (meaning the time that the Purchase Price and the Deed are exchanged). The parties shall conduct an escrow-style closing through the Escrow Agent so that it will not be necessary for any party to attend the Closing. Provided all conditions precedent to Seller’s obligations hereunder have been satisfied, Seller agrees to convey the Property to Purchaser upon confirmation of receipt of the Purchase Price by the Escrow Agent as set forth below. Provided all conditions precedent to Purchaser’s obligations hereunder have been satisfied, Purchaser agrees to pay the amount specified in Section 3 by timely delivering the same to the Escrow Agent no later than 11:00 A.M. Pacific Time on the day of the Closing. Upon Closing, Seller will deliver to Purchaser at the Property: originals or, if originals are unavailable, copies, of the Leases and all service contracts then in effect to the extent in Seller’s possession; originals or, if originals are unavailable, copies, of the documents listed on Exhibit C, plans and specifications, technical manuals and similar materials for the Improvements to the extent same are in Seller’s possession and have not previously been provided to Purchaser; originals or, if originals are unavailable, copies, of all books and records relating to the operation of the Property and maintained by Seller during Seller’s ownership thereof, to the extent same are in Seller’s possession, but excluding Proprietary Materials; originals or, if originals are unavailable, copies, of all permits, licenses and approvals relating to the ownership, use or operation of the Property, to the extent same are in Seller’s possession; and keys and combinations in Seller’s possession relating to the operation of the Property.
(b)    Such local or state tax, bulk sales, withholding and other statements, certificates, filings, affidavits and other documents as may be necessary or appropriate for purposes of recordation of the Deed or as otherwise required under law in connection with the transactions contemplated herein (including, without limitation, those necessary for the Property to be sold to Purchaser without imposition of obligations or liabilities on Purchaser or the Property which Purchaser has not expressly agreed to assume), shall be properly executed and delivered by Seller or Purchaser, as applicable, consistent with the terms of this Agreement. Seller and Purchaser shall cooperate to make any pre-closing filings required in connection with any of the transactions contemplated by this Agreement. Purchaser and Seller also agree to execute, acknowledge, and deliver all such further documentation as is reasonably necessary and desirable to fully carry out this Agreement and to fully consummate and effect the transactions as contemplated by this Agreement.

(c)    Possession of the Real Property, subject to the Permitted Exceptions, will be delivered by Seller to Purchaser on the date of Closing.
15.    CLOSING COSTS.
Seller shall pay all premiums and charges (including, without limitation, the costs of all title run downs, and examinations of title and other costs associated with any updates of the Commitment) of the Title Company for the Commitment and the Approved Title Policy (but not the cost of any endorsements requested by Purchaser, including, without limitation, any extended coverage endorsement, the cost of which endorsements shall be Purchaser's obligation). Seller shall also pay all costs incurred in connection with causing the Title Company to cure or remove any title objections to the extent Seller specifically agrees or is required to cure or remove such items pursuant to Section 4 above and fifty percent (50%) of all escrow costs and the fee for recording the Deed. Seller shall pay all transfer taxes or similar impositions imposed by any applicable taxing authority. Purchaser shall pay all costs and expenses incurred in connection with obtaining any financing for the purchase of the Property, any additional title insurance premium payable in connection with any lender’s policy of title insurance, the cost of any title endorsements to the lender's policy, the cost of the Survey (including the cost of any revisions, modifications or recertifications of the Survey, including any required by Purchaser’s lender), fifty percent (50%) of all escrow costs and the fee for recording the Deed. Any other costs of the Closing shall be split between the parties in accordance with the custom of the county in which the Real Property is located, unless otherwise specifically provided in this Agreement. Each party shall bear the expense of its own counsel.
16.    RISK OF LOSS.
(a)    If prior to the Closing, the Improvements, or any part thereof, are materially damaged (as set forth in Section 16(d)), Purchaser shall have the right, exercisable by giving written notice to Seller within five (5) days after receiving written notice of such damage or destruction (and the Closing shall be extended as necessary to allow Purchaser such five (5) day period), either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same, or (ii) to accept the Property in its then condition and to proceed with the Closing without any abatement or reduction in the Purchase Price and receive an assignment of all of Seller’s right to any insurance proceeds, if any, payable by reason of such damage or destruction and a credit at Closing for the amount of any deductible portion not required to be paid by tenants under the Leases. A failure by Purchaser to notify Seller in writing within such five (5) day period shall be deemed an election to proceed under clause (ii) above. If Purchaser elects (or is deemed to elect) to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such proceeds without Purchaser’s prior written consent, which shall not be unreasonably withheld or delayed.
(b)    If prior to the Closing, all or any material portion (as set forth in Section 16(d)) of the Property is subject to a taking by public authority, Purchaser shall have the right, exercisable by giving written notice to Seller within five (5) days after receiving written notice of such taking (and the Closing shall be extended as necessary to allow Purchaser such five (5) day period), either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same, or (ii) to accept the Property in its then condition, without any abatement or reduction in the Purchase Price, and receive an assignment of all of Seller’s rights to any condemnation award payable by reason of such taking. A failure by Purchaser to notify Seller in writing within such five (5) day period shall be deemed an election to proceed under clause (ii) above. If Purchaser elects (or is deemed to elect) to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such award without Purchaser’s prior written consent. As used in this Section 16, "taking" shall mean any transfer of the Property or any portion thereof to a governmental entity or other party with appropriate authority, by exercise of the power of eminent domain.
(c)    If prior to the Closing, any non-material portion of the Property is damaged or subject to a taking, Purchaser shall accept the Property in its then condition (without any abatement or reduction in the Purchase Price) and proceed with the Closing, in which case Purchaser shall be entitled to an assignment of all of Seller’s rights to any insurance proceeds and a credit at Closing for any deductible portion not required to be paid by tenants under the Leases or any award in connection with such taking, as the case may be. If any such non-material damage or taking occurs, Seller shall not compromise, settle or adjust any claims to such insurance proceeds or such award, if any, as the case may be, without Purchaser’s prior written consent, which shall not be unreasonably withheld or delayed.
(d)    For the purpose of this Section 16, damage to the Property or a taking of a portion thereof shall be deemed to involve a material portion thereof if it: (i) causes access to or parking on the Property to be adversely affected; (ii) results in the Property violating any laws or failing to comply with zoning or any covenants, conditions or restrictions affecting the Property; (iii) entitles any tenant(s) occupying more than 10,000 rentable square feet in the aggregate to terminate their Lease(s) or abate rent unless Seller elects to credit Purchaser for any such abated rent; (iv) is uninsured and Seller does not provide Purchaser with a credit against the Purchase Price at Closing in the amount of such uninsured loss; or (v) costs more than $5,000,000.00 to repair (with respect to damage) or the value of the Property affected exceeds $5,000,000.00 (with respect to a taking).
(e)    Seller agrees to give Purchaser notice of any taking, damage or destruction of the Property promptly after Seller obtains knowledge thereof.
17.    DEFAULT.
(a)    In the event that, prior to the Closing but after the expiration of the Due Diligence Period, Purchaser obtains actual knowledge of any information (from whatever source, including, without limitation, the Disclosure Materials, as a result of any inspections of the Property, by disclosure from Seller or Seller’s agents and employees or otherwise) that contradicts in any material manner any of the representations and warranties of Seller contained herein, renders any of such representations and warranties materially untrue or incorrect, Purchaser shall have the right, exercisable by giving written notice to Seller prior to the Closing, either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and any money (including, without limitation, the Deposit) or documents in escrow shall be returned to the party depositing the same, or (ii) to accept the Property notwithstanding such information and nevertheless consummate the transaction contemplated by this Agreement, and in either case Seller shall have no liability with respect to such information and/or any of such representations and warranties contradicted or made untrue or incorrect thereby.
In the event, prior to the Closing, Seller materially defaults in any other manner under this Agreement, Purchaser shall have the right, exercisable by giving written notice to Seller prior to the Closing, either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same, or (ii) to accept the Property notwithstanding such default by waiving such default and nevertheless consummating the transaction contemplated by this Agreement, in which event thereafter Seller shall have no liability with respect to such default. In the event Seller’s default consists of or results in Seller’s refusal, failure or inability to convey the Property, Purchaser’s sole remedy shall be to elect either (i) to bring an action for specific performance; provided, however, that in any such action, Purchaser shall not be entitled to any monetary damages, or (ii) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder (except as may be expressly provided to the contrary elsewhere in this Agreement), and any money (including, without limitation, the Deposit and all interest accrued thereon) or documents in escrow shall be returned to the party depositing the same and Seller shall reimburse Purchaser’s out-of-pocket expenses not to exceed Seventy-Five Thousand Dollars ($75,000.00). Any suit for specific performance under this Section shall be actionable and enforceable if and only if Purchaser delivers written notice to Seller of its intention to file a suit for specific performance against Seller within thirty (30) days after the date on which the Closing shall have failed to occur. Furthermore, as an inducement to Seller to enter into this Agreement, Purchaser agrees that Purchaser shall be deemed to have irrevocably elected to waive its right to file a suit for specific performance under this Section if such suit is not filed by Purchaser and served on Seller within sixty (60) days after the date on which the Closing shall have failed to occur. In the event of any breach or default by Seller, which occurs or which Purchaser first discovers after the Closing, Purchaser shall be limited to recovering its actual damages but not any consequential damages.
(b)    In the event the transaction herein provided shall not close solely by reason of Purchaser’s default, the Deposit, plus any interest accrued thereon, shall be paid to and retained by Seller as liquidated damages. The amount paid to and retained by Seller as liquidated damages shall be Seller’s sole and exclusive remedy if Purchaser fails to close the purchase of the Property when it is obligated to do so. The parties hereto expressly agree and acknowledge that Seller’s actual damages in the event of a default by Purchaser hereunder with respect to its obligation to purchase the Property would be extremely difficult, if not impossible, to ascertain and that the amount of the deposit plus any interest accrued thereon is a fair estimate of such damages, which has been agreed to in an effort to cause the amount of such damages to be certain. The payment of such amount as liquidated damages is not intended as a forfeiture or penalty, but is intended to constitute liquidated damages to Seller. Notwithstanding anything to the contrary contained in this Section 17(b), Seller and Purchaser agree that this liquidated damages provision is not intended and should not be deemed or construed to limit in any way Purchaser’s indemnity obligations under Sections 5, 18 and 20(j).
(c)    Purchaser acknowledges and agrees that its recourse against Seller under this Agreement for a default by Seller hereunder occurring prior to or at the Closing is limited to the remedies set forth in Section 17 hereof. In connection with any post-closing remedy which Purchaser may have against Seller for any matter, including, without limitation, any breech of any covenant, indemnity or other matter arising under this Agreement that survives Closing or any documents executed by Seller pursuant hereto or in connection herewith, such remedy shall be limited to actual damages (including, without limitation, reasonable legal fees and expenses) incurred by Purchaser not to exceed $1,000,000 in the aggregate for any and all claims; provided, however, that the foregoing limitation on liability shall not apply to Seller’s obligations under Sections 13, 18 or 20(j).
(d)    In no event shall Purchaser be entitled to seek or obtain any other damages of any kind, including, without limitation, consequential, speculative, indirect or punitive damages, and Purchaser hereby waives any right to any of these. Any claim or claims or action or actions at law for actual damages brought after the Closing by Purchaser against Seller based upon a misrepresentation or a breach of a covenant, indemnity, or warranty under this Agreement or under any documents executed by Seller pursuant hereto or in connection herewith shall be actionable or enforceable if and only if written notice of such claim or claims is delivered by Purchaser to Seller no later than the last day of the Survival Period, and Seller and Purchaser acknowledge and agree that the Survival Period is reasonable and in compliance with the “reasonable” standard required and set forth in the Notice Statute. Additionally, no such claim or action at law may be filed more than ninety (90) days after the expiration of the Survival Period, Purchaser waiving the right to file any such claim or action at law at any later date. In no event shall Purchaser seek or attempt to obtain any recovery or judgment against any of Seller’s partners, members or owners (or their constituent partners, members or owners) or any director, officer, member, employee or shareholder of any of the foregoing.
(e)    The provisions of Section 17 shall survive the Closing or any termination of this Agreement. The term “survive” as used in the preceding sentence shall mean that Purchaser may give written notice, at any time and from time to time after the Closing, of any claim or claims for actual damages prior to the expiration of the Survival Period as a condition precedent to its right to sue Seller for any misrepresentation or breach of a covenant, indemnity, warranty under this Agreement or under any documents executed by Seller pursuant hereto or in connection herewith, and such claims and right shall not merge into the Deed or any documents executed by Seller pursuant hereto or in connection herewith, but such claims and right shall continue after the Closing throughout the Survival Period.
18.    BROKER’S COMMISSIONS.
(a)    Purchaser and Seller each represents and warrants to the other that it has not dealt with any third party other than CBRE, Inc. ("Broker") in a manner which would obligate the other to pay any brokerage commission, finder’s fee or other compensation due or payable with respect to the transaction contemplated hereby other than a commission to be paid to Broker pursuant to a separate agreement ("Commission"), which shall be paid by Seller only upon the Closing of the purchase and sale contemplated hereby. Purchaser shall indemnify, defend, and hold Seller harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by Seller by reason of any actual or alleged breach or inaccuracy of the Purchaser’s representations and warranties contained in this Section 18. Seller shall indemnify, defend, and hold Purchaser harmless from and against any losses, damages, costs and expenses (including, but not limited to, attorneys’ fees and costs) incurred by Purchaser by reason of any actual or alleged breach or inaccuracy of Seller’s representations and warranties contained in this Section 18.
(b)    Pursuant to its Exclusive Leasing Listing Agreement, dated October 1, 2009, as amended by First Amendment, dated September 1, 2012 and by Second Amendment, dated March 19, 2013 with Seller, CBRE, Inc. ("CBRE"), as agent for Seller, solicits tenants and negotiates leases for portions of the Real Property on behalf of Seller. For any Protected Tenant (as hereinafter defined) which enters into a Lease, Lease renewal, Lease extension, or Lease expansion with Purchaser within ninety (90) days after the Closing, Purchaser hereby agrees to pay CBRE a commission calculated in accordance with such leasing agreement not to exceed the following:
Lease with a Cooperating Broker:

Term	CBRE Fee	Cooperating Broker's Fee	Total Commission Dollars
Three Years	$1.50/rsf	$3.00/rsf	$4.50/rsf
Five Year	$2.50/rsf	$5.00/rsf	$7.50/rsf
Seven Years	$3.00/rsf	$6.00/rsf	$9.00/rsf
Ten Years	$3.75/rsf	$7.50/rsf	$11.25/rsf

Lease without a Cooperating Broker:

Term	CBRE Fee	Total Commission Dollars
Three Years	$3.00/rsf	$3.00/rsf
Five Year	$5.00/rsf	$5.00/rsf
Seven Years	$6.00/rsf	$6.00/rsf
Ten Years	$7.50/rsf	$7.50/rsf

As used herein, "Protected Tenant" shall mean any tenant (existing or proposed) with whom Seller, CBRE or any employee or Affiliate thereof is then currently engaged in bona fide and substantial negotiations with respect to the leasing of space within the Real Property prior to Closing. Purchaser and Seller agree that the list of tenant prospects on Exhibit R hereto constitutes the list of Protected Tenants as of the Effective Date. Seller shall deliver to Purchaser an updated list of Protected Tenants (i) no less than three (3) business days prior to the expiration of the Due Diligence Period, (ii) no less than three (3) business days prior to Closing, and (iii) on or before the date that is two (2) business days after the date of Closing, which shall include the method of determining the amount of commission that would be due and owing to CBRE. If Seller or CBRE commences negotiations with any new prospective tenant after the Effective Date, Seller shall notify Purchaser thereof, which notice may be oral or by email and does not need to comply with the notice provisions of this Agreement. CBRE is an intended third party beneficiary of this Section 18(b).
(c)    The provisions of this Section 18 shall survive the Closing or any termination of this Agreement.
19.    ESCROW.
(a)    Escrow Instructions and Deposits.  The Closing shall occur through an escrow closing arrangement pursuant to escrow instructions delivered separately by Seller and Purchaser or jointly by Purchaser and Seller to the Escrow Agent. Seller shall make its deposits into escrow in accordance with Section 11 and such escrow instructions and Purchaser shall make its deposits into escrow in accordance with Section 12 and such escrow instructions.
(b)    Escrow Provisions. Except for termination by Purchaser prior to expiration of the Due Diligence Period (in which case the Deposit shall be returned to Purchaser without any action by Seller), if for any reason the Closing does not occur, the Escrow Agent shall deliver the Deposit to Seller or Purchaser only upon receipt of a written demand therefor from such party, subject to the following provisions of this Section 19(c). If for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of the Deposit, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within ten (10) days after the giving of such notice, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such period, the Escrow Agent shall continue to hold such amount until otherwise directed by written instructions signed by Seller and Purchaser or a final judgment of a court. The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that the Escrow Agent shall not be deemed to be the agent of either of the parties, and that the Escrow Agent shall not be liable to either of the parties for any action or omission on its part taken or made in good faith, and not in disregard of this Agreement, but shall be liable for its negligent acts. Seller and Purchaser shall jointly and severally indemnify and hold the Escrow Agent harmless from and against all liabilities (including reasonable attorneys’ fees, expenses and disbursements) incurred in connection with the performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or made by the Escrow Agent in bad faith, in disregard of this Agreement or involving negligence on the part of the Escrow Agent. Purchaser shall pay any income taxes on any interest earned on the Deposit. Notwithstanding anything stated to the contrary in this Agreement, Seller shall not be entitled to demand (and any such demand shall be void and ineffective) or receive the Deposit at any time prior to expiration of the Due Diligence Period.
(c)    Real Estate Reporting Person. Escrow Agent is designated the "real estate reporting person" for purposes of section 6045 of Title 26 of the United States Code and Treasury Regulation 1.6045-4 and any instructions or settlement statement prepared by Escrow Agent shall so provide. Upon the consummation of the transaction contemplated by this Agreement, Escrow Agent shall file Form 1099 information return and send the statement to Seller as required under the aforementioned statute and regulation.
(d)    Title Company's Escrow Interface. The Escrow Agent shall, upon request, promptly provide copies of closing statements and other escrowed documents to Mai-Li Marsh at Commonwealth Land Title Insurance Company, 888 South Figueroa, Suite 2100, Los Angeles, California 90017, Telephone: (213) 330-3071, Facsimile: (213) 330-3103.
(e)    Escrow Agent Joinder. The Escrow Agent has executed this Agreement in the place indicated on the signature page hereof in order to confirm that the Escrow Agent has received and shall hold the Deposit in escrow, and shall disburse the Deposit pursuant to the provisions hereof.
20.    MISCELLANEOUS.
(a)    This Agreement and the exhibits attached hereto constitute the entire Agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether oral or written, between the parties with respect to the matters contained in this Agreement. For avoidance of doubt, this Agreement supersedes that certain Access and Confidentiality Agreement, dated May 20, 2013, between Purchaser and Seller, but such agreement shall remain in effect respecting the provisions thereof that survive the termination thereof. Any amendment to this Agreement must be in writing and executed by both Seller and Purchaser. No such amendment shall require the execution of Escrow Agent unless such amendment modifies the provisions of Section 19. Any waiver, modification, consent or acquiescence with respect to any provision of this Agreement shall be set forth in writing and duly executed by or in behalf of the party to be bound thereby. No waiver by any party of any breach hereunder shall be deemed a waiver of any other or subsequent breach.
(b)    This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Agreement attached thereto. To facilitate the execution and delivery of this Agreement, the parties may execute and exchange counterparts of the signature pages by electronic mail over the internet in electronic format (e.g., so-called "PDF" or "portable document format") or by facsimile, and the signature page of either party to any counterpart may be appended to any other counterpart. An electronically transmitted signature of any party or parties hereto shall have the same force and effect as an original of such signature(s).
(c)    Time is of the essence in the performance of and compliance with each of the provisions and conditions of this Agreement.
(d)    Any communication, notice or demand of any kind whatsoever which either party may be required or may desire to give to or serve upon the other shall be in writing and delivered by a nationally recognized overnight courier service with proof of delivery, by legible facsimile transmission with electronic confirmation of receipt (with a duplicate copy sent by no later than the next business day after such transmission by another means provided in this Section), or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

Purchaser:	KBS Capital Advisors LLC 620 Newport Center Drive, Suite 1300 Newport Beach, California 92660 Attention: Brian Ragsdale Telephone: (949) 417-0305 Telecopy: (949) 417-6518

With courtesy copies to:
James Chiboucas, Esq.
620 Newport Center Drive, Suite 1300
Newport Beach, California 92660
Telephone: (949) 417-6555
Telecopy: (949) 417-6523

And

Greenberg Traurig LLP
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attention: L. Bruce Fischer, Esq.
Telephone: (949) 732-6670
Telecopy: (949) 732-6501

Seller:	c/o CB Richard Ellis Strategic Partners 515 S. Flower Street Suite 3100 Los Angeles, California 90071 Attention: Mark Zikakis Telephone: (213) 683-4386 Telecopy: (213) 683-4336
With a courtesy copy to:	Parker, Hudson, Rainer & Dobbs LLP 1500 Marquis Two Tower 285 Peachtree Center Avenue, N.E. Atlanta, Georgia 30303 Attention: Kenneth H. Kraft, Esq. Telecopy: (404) 522-8409
Escrow Agent:	Lawyers Title Company 4100 Newport Place Drive, Suite 120 Newport Beach, California 92660 Attention: Joy Eaton Telephone: (949) 724-3145 Telecopy: (949) 271-5762
Title Company:	Commonwealth Land Title Insurance Company 888 S. Figueroa Street, Suite 2100 Los Angeles, California 90017 Attention: Bill Shebesta Telephone: (213) 330-3049 Telecopy: (213) 330-3120

Any party may change its address for notice by written notice given to the other in the manner provided in this Section. Any such communication, notice or demand shall be deemed to have been duly given or served on the date personally served, if by personal or overnight courier delivery service, on the date of confirmed dispatch, if by electronic communication, or three (3) days after being placed in the U.S. Mail, if mailed. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party. Notices may be given on behalf of a party hereto by such party's attorney, and any such notice given in accordance with the requirements of this Section 20(d) shall be fully effective as if given by such party personally.
(e)    The parties agree to execute such instructions to Escrow Agent and Title Company and such other instruments and to do such further acts as may be reasonably necessary to carry out the provisions of this Agreement.
(f)    The making, execution and delivery of this Agreement by the parties hereto has been induced by no representations, statements, warranties or agreements other than those expressly set forth herein.
(g)    Wherever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid under applicable law, but, if any provision of this Agreement shall be invalid or prohibited thereunder, such invalidity or prohibition shall be construed as if such invalid or prohibited provision had not been inserted herein and shall not affect the remainder of such provision or the remaining provisions of this Agreement.
(h)    The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. Section headings of this Agreement are solely for convenience of reference and shall not govern the interpretation of any of the provisions of this Agreement. References to "Sections" are to Sections of this Agreement, unless otherwise specifically provided.
(i)    This Agreement shall be governed by and construed in accordance with the laws of the state in which the Real Property is located.
(j)    If any action is brought by either party against the other party, relating to or arising out of this Agreement, the transaction described herein or the enforcement hereof, the prevailing party shall be entitled to recover from the other party reasonable attorneys’ fees, costs and expenses incurred in connection with the prosecution or defense of such action. The provisions of this Section 20(j) shall survive the entry of any judgment, and shall not merge, or be deemed to have merged, into any judgment. The provision of this Section 20(j) shall survive the Closing or any termination of this Agreement.
(k)    This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and to their respective transferees, successors, and assigns. Neither this Agreement nor any of the rights or obligations of Seller or Purchaser hereunder shall be transferred or assigned by Seller or Purchaser. Notwithstanding the foregoing to the contrary, Purchaser shall have the right to assign its rights and obligations under this Agreement to KBS Strategic Opportunity REIT, Inc. (in either case, "REIT") (or an entity that is wholly owned directly or indirectly by REIT) without the prior written consent of Seller; provided, however, that (i) such assignee assumes in writing all of the obligations of Purchaser under this Agreement and acknowledges and consents to all of the provisions of this Agreement, and (ii) Purchaser provides Seller with notice and a copy of such assignment within two (2) business days following such assignment and in no event later than 10 days prior to Closing.
(l)    Exhibits A through T, inclusive, attached hereto are incorporated herein by reference.
(m)    Notwithstanding anything to the contrary contained herein, this Agreement shall not be deemed or construed to make the parties hereto partners or joint venturers, or to render either party liable for any of the debts or obligations of the other, it being the intention of the parties to merely create the relationship of Seller and Purchaser with respect to the Property to be conveyed as contemplated hereby.
(n)    This Agreement shall not be recorded or filed in the public land or other public records of any jurisdiction by either party and any attempt to do so may be treated by the other party as a breach of this Agreement.
(o)    Except as (i) otherwise set forth in this Agreement, (ii) provided by law, (iii) necessitated by applicable accounting or security disclosure requirements, (iv) compelled by an order of a court, and/or (v) in connection with an action between the parties, each party shall keep the contents of this Agreement and any information related to the transaction contemplated hereby confidential (except that Purchaser may disclose such matters in accordance with the provisions of Section 8 above) and further agrees to refrain from generating or participating in any publicity statement, press release, or other public notice regarding this transaction without the prior written consent of the other party unless required under applicable law or by a court order. Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Purchaser’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S 11 filing) with governmental agencies (including the SEC) by any REIT holding an interest (direct or indirect), or considering holding an interest, in any permitted assignee of Purchaser, or (c) to any broker/dealers in the REIT’s or Purchaser’s broker/dealer network and any of the REIT’s or Purchaser’s investors. The provisions of this Section 20(o) shall survive the Closing or any termination of this Agreement and shall not be merged into any instrument or conveyance delivered at the Closing.
(p)    Seller and Purchaser agree that it is their specific intent that no broker shall be a party to or a third party beneficiary of this Agreement or the escrow; and

further that the consent of a broker shall not be necessary to any agreement, amendment, or document with respect to the transaction contemplated by this Agreement.
(q)    If any of the dates specified in this Agreement shall fall on a Saturday, a Sunday, or a holiday (which for this purpose shall mean a day on which national banks are required or authorized by law or executive action to be closed), then the date of such action shall be deemed to be extended to the next business day. The time in which any act is to be done under this Agreement is computed by excluding the first day (such as the effective date of this Agreement), and including the last day, unless the last day is a holiday or Saturday or Sunday, and then that day is also excluded. Unless expressly indicated otherwise, (i) all references to time shall be deemed to refer to Pacific Time, and (ii) all time periods shall expire at 5:00 p.m., Pacific Time.
(r)    THE PARTIES HEREBY AGREE THAT THE OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT ARE SEPARATE AND DISTINCT, AND THAT NO PARTY’S AFFILIATE, OFFICER, MANAGER, DIRECTOR, EMPLOYEE, AGENT OR REPRESENTATIVE (OF ANY TYPE OR NATURE) (COLLECTIVELY, THE “THIRD PARTY AFFILIATES”) OR OTHER THIRD PARTY (TOGETHER WITH THE THIRD PARTY AFFILIATES, THE “THIRD PARTY BENEFICIARIES”) IS RESPONSIBLE IN ANY MANNER WHATSOEVER FOR THE DEBTS, LIABILITIES OR OBLIGATIONS OF ANY PARTY HERETO. AS SUCH, THE PARTIES AGREE THAT NONE OF THE THIRD PARTY BENEFICIARIES IS AN ALTER-EGO OF ANY OTHER PARTY (OR ANY AFFILIATE THEREOF) OR IN ANY MANNER IS OR SHALL BE VICARIOUSLY, DERIVATIVELY OR OTHERWISE LIABLE FOR THE DEBTS, LIABILITIES OR OBLIGATIONS OF ANY PARTY OR ANY AFFILIATE THEREOF (COLLECTIVELY, “DERIVATIVE CLAIMS”). THE PARTIES FURTHER AGREE THAT, AS A MATERIAL PART OF AND MATERIAL INDUCEMENT FOR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THEY WILL NOT ASSERT ANY DERIVATIVE CLAIMS IN ANY DISPUTE, CLAIM OR CONTROVERSY RELATING TO OR ARISING OUT OF THIS AGREEMENT. THE PROVISIONS OF THIS SECTION SHALL SURVIVE THE CLOSING OR CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT OR ANY TERMINATION OR PURPORTED TERMINATION OF THIS AGREEMENT. THE THIRD PARTY BENEFICIARIES ARE EXPRESS THIRD PARTY BENEFICIARIES OF THIS SECTION 20(R).
(s)    Special Taxing Districts Disclosure– CRS 38-35.7-101. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND TAX TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. BUYERS SHOULD INVESTIGATE THE SPECIAL TAXING DISTRICTS IN WHICH THE PROPERTY IS LOCATED BY

CONTACTING THE COUNTY TREASURER, BY REVIEWING THE CERTIFICATE OF TAXES DUE FOR THE PROPERTY, AND BY OBTAINING FURTHER INFORMATION FROM THE BOARD OF COUNTY COMMISSIONERS, THE COUNTY CLERK AND RECORDER, OR THE COUNTY ASSESSOR.
(t)    Community Interest Community – CRS 38-35.7-102. IF THE PROPERTY IS LOCATED WITHIN A COMMON INTEREST COMMUNITY AND IS SUBJECT TO THE DECLARATION FOR SUCH COMMUNITY. THE OWNER OF THE PROPERTY WILL BE REQUIRED TO BE A MEMBER OF THE OWNER'S ASSOCIATION FOR THE COMMUNITY AND WILL BE SUBJECT TO THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION. THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS WILL IMPOSE FINANCIAL OBLIGATIONS UPON THE OWNER OF THE PROPERTY, INCLUDING AN OBLIGATION TO PAY ASSESSMENTS OF THE ASSOCIATION. IF THE OWNER DOES NOT PAY THESE ASSESSMENTS, THE ASSOCIATION COULD PLACE A LIEN ON THE PROPERTY AND POSSIBLY SELL IT TO PAY THE DEBT. THE DECLARATION, BYLAWS, AND RULES AND REGULATIONS OF THE COMMUNITY MAY PROHIBIT THE OWNER FROM MAKING CHANGES TO THE PROPERTY WITHOUT AN ARCHITECTURAL REVIEW BY THE ASSOCIATION (OR A COMMITTEE OF THE ASSOCIATION) AND THE APPROVAL OF THE ASSOCIATION. PURCHASERS OF PROPERTY WITHIN THE COMMON INTEREST COMMUNITY SHOULD INVESTIGATE THE FINANCIAL OBLIGATIONS OF MEMBERS OF THE ASSOCIATION. BUYERS SHOULD CAREFULLY READ THE DECLARATION FOR THE COMMUNITY AND THE BYLAWS AND RULES AND REGULATIONS OF THE ASSOCIATION.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first above written.

SELLER:

SP4 WESTMOOR, L.P. a Delaware limited
partnership

By:	SP4 Westmoor GP, L.L.C.,
a Delaware limited liability company,
its general partner

By:	/s/ Mark Zikakis
Name:	Mark Zikakis
Title:	Vice President

By:	/s/ John M. Gilb
Name:	John M. Gilb
Title:	Vice President

[SIGNATURES CONTINUE ON NEXT PAGE]

PURCHASER:

KBS CAPITAL ADVISORS LLC,
a Delaware limited liability company

By:    /s/ Brian Ragsdale
Brian Ragsdale,
Executive Vice President

The undersigned hereby acknowledges receipt of this Agreement on May __, 2013 and hereby agrees to act as Escrow Agent in accordance with the terms and conditions hereof.
LAWYERS TITLE COMPANY

By:	/s/ Authorized Signatory
Its:	V.P.

EXHIBIT A
LEGAL DESCRIPTION OF THE LAND

SEE ATTACHED.

A-1

EXHIBIT	A
PARCEL I:
PARCEL A:

Lot 1,
Block 1,

Westmoor Technology Park, Final Plat recorded June 29. 1998, at Reception No. F0640311, Plat Book 141, Pages 65 Through 69,

County of Jefferson,
State of Colorado.

PARCEL B:

Together with easement rights and benefits under the Reciprocal casement and Maintenance Agreement recorded January 7, 19998 at Reception No. F0536313

County of Jefferson,
State of Colorado.

PARCEL II:
PARCEL A:

Lot 2,
Block 1,

Westmoor Technology Park, Final Plat recorded June 28, 1998, at Reception No. F0640311, Plat Book 141. Pages 65 through 69,

County of Jefferson,
State of Colorado.

PARCEL B:

Together with easement rights and benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,

State of Jefferson,
State of Colorado.

PARCEL III:

PARCEL A:

Lot 3,

Block 1,

Westmoor Technology Park, Final Plat recorded June 29, 1998 at Reception No. F0640311, Plat Book 141, Pages 65 through 69,

County of Jefferson,
State of Colorado.

PARCEL B:

Together with Easement Rights and Benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,

County of Jefferson,
State of Colorado.

PARCEL IV:
PARCEL A:

Lot 4,
Block 1,

Westmoor Technology Park, Final Plat recorded June 28, 1998, at Reception No. F0640311, Plat Book 141. Pages 65 through 69,

County of Jefferson,
State of Colorado.

PARCEL B:

Together with Easement Rights and Benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,

County of Jefferson,
State of Colorado.

PARCEL V:
PARCEL A:

Lot 5A,
Block 1,

Westmoor Technology Park, 1st Replat recorded December 30, 1998, at reception No. F0768465, Plat Book 145, Pages 35 through 36,

County of Jefferson,
State of Colorado.

PARCEL B:

Together with Easement Rights and Benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,

County of Jefferson,
State of Colorado.

PARCEL C:

Together with Easement Rights and Benefits under the Slope Easement recorded October 16, 1998 at Reception No. F0716003,

County of Jefferson,
State of Colorado.

PARCEL VI:
PARCEL A:

Lot 5B,
Block 1,

Westmoor Technology Park, 1st Replat recorded December 30, 1998, at reception No. F0768465, Plat Book 145, Pages 35 through 36,

County of Jefferson,
State of Colorado.

PARCEL B:

Together with Easement Rights and Benefits under the Reciprocal Easement and Maintenance Agreement recorded January 7, 1998 at Reception No. F0536313,

County of Jefferson,
State of Colorado.

PARCEL C:

Together with Easement Rights and Benefits under the Slope Easement recorded October 16, 1998 at Reception No. F0716003,

County of Jefferson,
State of Colorado.

PARCEL D:

Together with Easement Rights and Benefits for Storm Drainage as grauted on the 1st Replat of Westmoor Technology Park, recorded December 30, 1998 at Recption No. F0768465, Plate Book 145 at Pages 35 and 36,

County of Jefferson,
State of Colorado.

PARCEL E:

Together with Easement Rights and Benedits under Declartion of NonExclusive Access Easement recorded December 30, 1998 at Reception No. F0768468,

County of Jefferson,
State of Colorado.

EXHIBIT B
LIST OF LEASE DOCUMENTS

SEE ATTACHED SCHEDULE.

B-1

WESTMOOR CENTER - LIST OF LEASE DOCUMENTS	EXHIBIT	B	5/15/2013

Ball Aerospace	A100	Confirmation of Commencement & Estoppel	2/1/1999
		License Agreement	6/1/1998
		Statement of Tenant in Re: Lease	8/9/2000
		Lease	6/22/1998
		1st Amendment	1/29/1999
		2nd Amendment	3/26/2003
		3rd Amendment	9/25/2003
		4th Amendment	11/1/2004
		5th Amendment	4/1/2006
		6th Amendment	7/15/2006
		7th Amendment	2/25/2011
		ROFR Notice	12/6/2010
		8th Amendment	3/15/2013

Marketstar	A200	Lease	12/15/2008
		Indemnification Agreement	11/26/2008
		1st Amendment	6/15/2011
		Relocation Commencement Letter	9/9/2011
		Confirmation of Lease Terms and Dates	2/6/2009

Vology	A225	Lease	3/7/2011
		Commencement Letter	3/8/2011
		Sublease Documents - Bayshore Solutions	8/24/2012

Ball Packaging	B100	Executed Estoppel & Commencement date Certification	2/10/1999
		Lease	10/12/1998
		Expansion Confirmation to Lease	3/31/2011
		License Agreement	10/12/1998
		Statement of Tenant in RE: Lease	8/9/2000
		1st Amendment	3/26/2003
		2nd Amendment	8/5/2003
		3rd Amendment	4/1/2006
		4th Amendment	8/1/2006
		5th Amendment	2/25/2011
		Expansion Confirmation to Lease	5/31/2011
		ROFR Notice	10/9/2007
		ROFR Notice	12/30/2009
		ROFR Notice	5/29/2008
		ROFR Notice	6/1/2007
		Notice re TI allowance applied toward Rent	10/12/2011
		ROFR Notice	11/6/2012

Datalogix	B200	Lease	11/19/2004
		1st Amendment	3/8/2006
		2nd Amendment	9/15/2007
		3rd Amendment	2/15/2011
		4th Amendment	10/1/2012
		Commencement Letter	2/13/2008
		Next Action Press Release	11/2/2009
		Landlord's Consent to Sublease	3/11/2003
		5th Amendment	2/15/2013

Finall/Covergys	C100	Lease	1/7/2000
		1st Amendment	7/26/2000
		2nd Amendment	11/1/2001
		3rd Amendment	6/15/2006
		4th Amendment	2/15/2010
		Letter of Credit	5/4/2007
		Statement of Tenant RE: Lease dated 5/25/01	8/1/2000
		Sublease (Service Metrics)	5/25/2001
		Landlord's Consent to Sublease 5/25/01	5/25/2001
		License Agreement	3/30/2002

		Sublease (Next Action)	7/1/2002
		Estoppel	10/11/2005
		Early Entry Agreement	3/12/2010
		5th Amendment - Draft	5/6/2013

Accurate Engisurv	C120	Lease	5/1/2009
		Commencement Letter dated 4/29/09	4/29/2009
		1st Amendment	4/15/2012

Amazing Care	C125	Lease	12/1/2006
		Confirmation of Terms	2/14/2008
		1st Amendment	9/30/2010

Atlas Pipeline	C135	Lease	9/1/2007
		Guaranty	8/31/2007
		1st Amendment	2/15/2010

Project Time and Cost	C145	Lease	6/11/2010
		Commencement Letter	8/31/2010
		Mutual Confidentiality Agreement	7/30/2012
		SubLease Agreement	7/30/2012
		Consent to SubLease Agreement	8/3/2012

Public Partnerships	C185	Lease	2/1/2010
		Guaranty	2/1/2010
		Commencement Letter	2/1/2010
		Right of First Refusal Letter	3/8/2010

Trangen (Sandwich Board)	C130	Lease	11/30/2006
		1st Amendment	11/30/2007
		2nd Amendment	6/15/2012

The REED Group	C310	Lease	1/15/2004
		Statement of Tenant	2/17/2004
		Notice of Exercise of Expansion	7/2/2004
		1st Amendment	7/21/2004
		2nd Amendment	12/7/2004
		3rd Amendment	6/15/2006
		4th Amendment	1/31/2010
		Right of First Refusal Notice	2/1/2008
		5th Amendment	3/15/2013

Cingular/AT&T	Roof	Colorado Option and Structure Lease	9/5/2006
		Colorado LEASE	4/30/2008
		Commencement Letter	10/9/2008

Lender Processing Services	E-100/200	Lease	1/15/2003
	F-105-205	1st Amendment	6/15/2007
		2nd Amendment	11/1/2007
		3rd Amendment	2/15/2008
		4th Amendment	3/31/2008
		5th Amendment	8/25/2008
		6th Amendment	12/14/2012
		Assignment and Assumption	11/1/2007
		Commencement and Estoppel	4/1/2003
		Commencement Letter	3/28/2008
		Estoppel	10/11/2005
		Indemnification Agreement	12/10/2012
		Commencement Date Acknowledgment - Sixth Amendment	3/21/2013

		Early Entry Agreement	11/1/2012
		Lease	10/15/2012
		Commencement Letter	2/6/2013

		Lease	3/31/2007
		Consent to Sublease	9/1/2009
		Sublease Agreement	9/1/2009
		Confirmation of Commencement	3/25/2008

Sprint	Roof	Option and Site Agreement	8/6/2001
Qwest assigned lease to		Addendum to Option	8/6/2001
Spint 7/16/04		Notice of Change of Notice	8/17/2001
		Consent to Assignment	2/2/2004
		Notification of Assignment from Qwest to Spint	3/15/2004
		Memorandum	3/28/2008

Talx	J200	Lease	8/15/2007
		Commencement Letter	3/28/2008
		Relocation Notice	9/10/2012
	F-210	1st Amendment	11/26/2012
		Confirmation of Lease Terms	11/26/2012

Tandberg Data	F125	Lease	2/28/2010
		Commencement Letter	6/17/2010
		Early Entry Agreement between Finali & Tandberg Data March 12, 2010	3/12/2010

GSA	F200	Notification of Notice	7/16/2004
		Solicitation for Offers	2/5/2004
		1st Amendment to Solicitation	2/19/2004
		2nd Amendment to Solicitation	3/23/2004
		General Clauses/Representations/and Certifications	3/11/2004
		Lease	4/19/2004
		Supplemental Agreement 1	3/9/2004
		Supplemental Agreement 2	9/1/2004
		Supplemental Agreement 3	8/17/2005
		Supplemental Agreement 4	5/30/2006
		Supplemental Agreement 5	7/14/2008
		Supplemental Agreement 6	6/25/2010
		Novation Agreement	5/30/2006
		Confirmation lease Terms	7/25/2011

ULS	F-205/210	Lease	10/31/2012
		1st Amendment	5/1/2013
		Confirmation of Lease Terms	10/31/2012

		Lease	9/28/2011
		Commencement Letter	9/28/2011

		Lease	4/30/2008
		ROFR Notice 6/10/08	6/10/2008
		ROFR Notice 6/17/08	6/17/2008
		ROFR Notice 4/11/10	4/11/2010
		ROFR Notice 4/27/2011	4/27/2011
		ROFR Notice 8/19/11	8/19/2011
		Notice of Non-liability	8/15/2008

License Agreements:

Level 3	10055	Building Access	11/15/2012
Level 3	10075	Building Access	11/15/2012
Level 3	10155	Building Access	11/15/2012
Level 3	10355	Building Access	11/15/2012
Level 3	10385	Building Access	11/15/2012
Level 3	10225	Building Access	11/15/2012
Comcast	10055	Building Access	6/1/2009
Comcast	10075	Building Access	6/1/2009
Comcast	10155	Building Access	6/1/2009
Comcast	10355	Building Access	6/1/2009
Comcast	10385	Building Access	6/1/2009
Comcast	10225	Building Access	6/1/2009

EXHIBIT C
INVENTORY OF DUE DILIGENCE ITEMS

References in the Agreement to documents listed on this Exhibit C shall mean the documents for the Property made available to Purchaser on or before May 23, 2013 on the secure website established by CBRE for the transaction
https://www.cbremarketplace.com/listings/13006/default.aspx
or delivered to Purchaser or Purchaser's counsel after such date, but before the day that is one (1) business day before the expiration of the Due Diligence Period, in accordance with the notice provisions of Section 20(d) of this Agreement.

C-1

EXHIBIT D
FORM OF TENANT ESTOPPEL CERTIFICATE
To:    KBS Capital Advisors LLC, a Delaware limited liability company, and its successors and assigns ("Buyer"), and, SP4 Westmoor, L.P. a Delaware limited partnership ("Landlord")

The undersigned, _____________________, a ______________________ ("Tenant"), certifies to Landlord and Buyer as follows:
1.    The undersigned is the Tenant under that certain lease dated ____________________, now between Landlord, as landlord, and the undersigned, as tenant, covering a portion of the property located at Westmoor Technology Park, Westminster, Colorado 80021 (the "Property"), which has not been modified or amended, either verbally or in writing, except as described on Exhibit A attached hereto. There are not any other agreements, oral or written, between Landlord and Tenant. The original lease and the modifications or amendments, if any, are collectively referred to as the "Lease".
2.    Pursuant to the Lease, Tenant has leased approximately _______ square feet of space (the "Premises") at the Property and has paid to Landlord a security deposit in the form of [cash / letter of credit] in the amount of ___________. The term of the Lease commenced on ______________ and the expiration date of the Lease is _________________. Tenant has paid rent through ___________201__. The next base rental payment in the amount of ___________ is due on ______________. There is no percentage rent payable under the Lease. Tenant is required to pay ____% of all reimbursable operating expenses for the Property over a __________ base. Other than the security deposit described above, no rental (including expense reimbursements), other than for the current month, has been paid in advance, except as follows (if any): _______________________________.
3.    The Lease provides for an option to extend the term of the Lease for ___ extension term(s) of ______ years, at a rental rate for such extension term as set forth in the Lease. Except as expressly provided in the Lease, Tenant does not have any right or option to renew or extend the term of the Lease, or to lease other space at the Property. Tenant does not have any preferential right to purchase all or any part of the Premises or the Property.
4.    The Lease, as so amended, modified and supplemented, is in full force and effect, and represents the entire agreement between Tenant and Landlord with respect to the Premises and the Property. Tenant has no right to terminate the Lease except as provided for in the Lease.
5.    All space and improvements leased by Tenant have been completed and furnished in accordance with the provisions of the Lease, and Tenant has accepted and taken possession of the Premises. There are no outstanding inducements or concessions or payments owed to Tenant by Landlord for tenant improvements or otherwise except as follows (if any): __________.
6.    Landlord is not in any respect in default in the performance of the terms and provisions of the Lease. Tenant is not in any respect in default under the Lease and has not assigned, transferred or hypothecated the Lease or any interest therein or subleased all or any portion of the Premises except as follows (if any): __________________________.
7.    There are no offsets or credits against rentals payable under the Lease and no free periods or rental concessions have been granted to Tenant, except as follows (if any): ____________.
8.    Tenant has not filed on its behalf, nor to Tenant’s knowledge, has any party initiated against Tenant, proceedings for relief under bankruptcy, insolvency, or other proceedings.
All provisions of the Lease are hereby ratified. Tenant understands that Buyer may purchase the Property and that Buyer and any lender of Buyer and their successor and assigns and Landlord are entitled to and will rely on this Certificate.
DATED:    ________ __, 2013

TENANT:		,
a

By:
Its:

EXHIBIT A

List of Lease Documents

EXHIBIT E

After Recording Return To:

_____________________
_____________________
_____________________

Mail Tax Statements To:

_____________________
_____________________
_____________________

SPECIAL WARRANTY DEED
SP4 WESTMOOR, L.P., a Delaware limited partnership, whose address is 515 South Flowers Street, Suite 3100, Los Angeles, California 90071 (hereinafter called "Grantor"), hereby grants, bargains, sells and conveys to ______________________, a Delaware limited liability company, whose address is c/o KBS Capital Advisors LLC, 620 Newport Center Drive, Suite 1300, Newport Beach, California 92660 (hereafter called ("Grantee"), for the consideration of Ten and No/100 Dollars ($10.00), the real property known as 10055, 10075, 10155, 10225, 10355 and 1385 Westmoor Drive, Westminster, Jefferson County, Colorado, and which real property is described on Exhibit A hereto and referred to as the "Property." Together with all and singular the hereditaments and appurtenances thereunto belonging, or in any wise appertaining; and the reversion or reversions, remainder or remainders, rents, issues, and profits thereof; and all the estate, right, title, interest, claim, or demand whatsoever, of Grantor, either in law or in equity, of, in, and to the Property, with the said hereditaments and appurtenances.
The Property is conveyed subject to the matters described on Exhibit B attached hereto and made a part hereof for all purposes ("Permitted Exceptions"), and Grantor warrants the title to the Property against all persons claiming under it (except for claims under any of the Permitted Exceptions), but against none other.
Signature Page Follows

IN WITNESS WHEREOF, Grantor has executed this Deed, to be effective as of this ___ day of ______________, 20__.

GRANTOR:
__________________________
__________________________
__________________________

STATE OF		§
§
COUNTY OF		§

This instrument was acknowledged before me on				, 20	by
		,	of		, a
	, on behalf of said		.

Notary Public, State of

EXHIBIT F
[FORM OF BILL OF SALE]
BILL OF SALE
FOR GOOD AND VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, the undersigned, SP4 WESTMOOR, L.P., a Delaware limited partnership ("Seller"), does hereby give, grant, bargain, sell, transfer, assign, convey and deliver to__________________, a _____________ ("Buyer"), all personal property (if any) owned by Seller and located on or in that certain real property located in the City of Westminster, County of Jefferson, State of Colorado, and more particularly described in Schedule A attached hereto and incorporated herein by this reference, including, but not limited to, those items listed on Schedule B attached hereto and incorporated herein by this reference, but expressly excluding those items listed on Schedule C attached hereto and incorporated herein by this reference.
SAID PERSONAL PROPERTY IS BEING TRANSFERRED ON AN "AS IS" BASIS, WITHOUT ANY REPRESENTATIONS OR WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, OF ANY KIND WHATSOEVER BY SELLER. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, BUYER ACKNOWLEDGES THAT SELLER EXPRESSLY DISCLAIMS AND NEGATES, AS TO ALL PERSONAL PROPERTY TRANSFERRED HEREBY: (A) ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY; (B) ANY IMPLIED OR EXPRESS WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; AND (C) ANY IMPLIED OR EXPRESS WARRANTY OF CONFORMITY TO MODELS OR MATERIALS.
Seller covenants that it will, at any time and from time to time upon written request therefor, at Buyer’s sole expense and without the assumption of any additional liability thereby, execute and deliver to Buyer, its nominees, successors and/or assigns, any new or confirmatory instruments and do and perform any other acts which Buyer, its nominees, successors and/or assigns, may reasonably request in order to fully assign and transfer to and vest in Buyer, its nominees, successors and/or assigns, and protect its or their rights, title and interest in and enjoyment of, all of the assets of Seller intended to be transferred and assigned hereby, or to enable Buyer, its nominees, successors and/or assigns, to realize upon or otherwise enjoy any such assets.

All references to "Seller" and "Buyer" herein shall be deemed to include their respective nominees, successors and/or assigns, where the context permits.
Dated:    ________________, 2013.

SELLER:

SP4 WESTMOOR, L.P.
a Delaware limited partnership

By:	SP4 Westmoor GP, L.L.C.,
a Delaware limited liability company,
general partner

By:
Name:
Title:

By:
Name:
Title:

SCHEDULE A
LEGAL DESCRIPTION OF THE REAL PROPERTY

SCHEDULE B
PERSONAL PROPERTY

EXHIBIT G
ABATEMENT CREDIT

SEE ATTACHED SCHEDULE.

G-1

EXHIBIT	G
Westmoor Center
Outstanding Abated Rent

Suite	Tenant	Description	Begin	End	Abated Rnt/Mo	Outstanding Abated Rent
	Datalogix	Base Rent	6/11/2013	12/31/2013	25296.00	168640.00
						168640.00

	Accurate Engisurv	Base Rent	8/1/2013	8/31/2013	2643.00	2643.00
			9/1/2014	9/30/2013	2728.00	2728.00
						5371.00

	PPL	Base Rent	6/11/2013	7/31/2013	5860.00	9766.66
						9766.66

	LPS	Base Rent	1/1/2015	2/28/2015	96835.00	193667.00
						193667.00

	Tandberg	Base Rent	12/1/2013	12/31/2013	23766.00	23766.00
						23766.00

	Urban Lending	Base Rent	2/1/2015	2/28/2015	67366.19	67366.19
						67366.19

			Total Outstanding Abated Rent			468,576.85

NOTE: The Foregoing abatement table assumes Closing on June 11, 2013. If Closing occurs before or after such date, the foregoing table should be adjusted.

EXHIBIT H
[FORM OF GENERAL ASSIGNMENT]
ASSIGNMENT
THIS ASSIGNMENT (this "Assignment") is made as of [insert closing date] __________ ____, 2013, by and between SP4 WESTMOOR, L.P., a Delaware limited partnership ("Assignor"), and _____________, a ____________ ________ ("Assignee").
FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, Assignor grants, sells, conveys, transfers and assigns unto Assignee all of Assignor’s right, title and interest in, to and under the following items, to the extent assignable and to the extent relating to that certain real property located in City of Westminster, Jefferson County, Colorado, and more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Real Property"):
(a)    the contracts or agreements described in Exhibit B attached hereto and incorporated herein by this reference; and
(b)    the Intangible Property (as defined in that certain Purchase and Sale Agreement dated as of ________ __, 2013, between Assignor and Assignee), but expressly excluding the Excluded Property (as defined in such Purchase and Sale Agreement).
Subject to the terms and limitations contained in the Purchase and Sale Agreement that survive Closing (as defined in the Purchase and Sale Agreement), including, without limitation, those in Sections 17(c) and 17(d) and the last grammatical paragraph of Section 6 of the Purchase and Sale Agreement, Assignor shall indemnify, protect, defend and hold Assignee harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees) arising in connection with any defaults by Assignor under the contracts and agreements described in paragraph (a) above to the extent they first accrue and are applicable to a period before the date of this Assignment. Assignee accepts the foregoing assignment and assumes any executory obligations of Assignor under the contracts and agreements described in paragraph (a) above to the extent any of such obligations first accrue and are applicable to periods on or after the date hereof. Assignee shall indemnify, protect, defend and hold Assignor harmless from and against any and all claims, demands, damages, losses, liabilities, costs and expenses (including reasonable attorneys’ fees and costs) arising under the contracts and agreements described in paragraph (a) above to the extent any of such obligations first accrue and are applicable to periods on or after the date hereof.
This Assignment shall be governed by and construed in accordance with the laws of the State of Colorado.
This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature page of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) thereon, provided such signature page is attached to any other counterpart identical thereto except having additional signature pages executed by other parties to this Assignment attached thereto.

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.
ASSIGNOR:

SP4 WESTMOOR, L.P.
a Delaware limited partnership

By:    SP4 WESTMOOR GP, L.L.C.,
a Delaware limited liability company,
general partner

By:
Name:
Title:

By:
Name:
Title:

[signatures continue on next page]

ASSIGNEE:

[signature page to General Assignment]

EXHIBIT A
LEGAL DESCRIPTION OF REAL PROPERTY

EXHIBIT B
SCHEDULE OF CONTRACTS

EXHIBIT I
[FORM OF ASSIGNMENT OF LEASES]
ASSIGNMENT OF LESSOR’S INTEREST IN LEASES
THIS ASSIGNMENT OF LESSOR’S INTEREST IN LEASES (this "Assignment") is made on [insert closing date] ________ ___, 2013, by SP4 WESTMOOR, L.P., a Delaware limited partnership ("Assignor"), in favor of ____________ , _______________ ("Assignee").
For a valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Assignor hereby grants, conveys, transfers and assigns to Assignee all of Assignor’s right, title and interest in, to and under the leases (and all amendments and modifications thereto and guaranties of tenant obligations thereunder) relating to that certain real property located in the City of Westminster, County of Jefferson, State of Colorado, and more particularly described in Exhibit A attached hereto and incorporated herein by this reference (the "Real Property"), which leases are identified in Exhibit B attached hereto and incorporated herein by this reference (as amended and modified, the "Leases"), together with (i) any and all rights, title, estates and interests of Assignor in and to such security deposits and prepaid rents, if any, as have been paid to Assignor pursuant to such Leases and not previously applied pursuant to the Leases, and (ii) any and all rights, title, estates and interests of Assignor in and to any subleases, if any, relating to the Real Property; reserving, however, unto Assignor any and all rents, charges and other income under the Leases attributable to any period prior to the date hereof.
Subject to the terms and limitations contained in the Purchase and Sale Agreement, dated May __, 2013, between Assignor and Assignee, that survive Closing (as defined in the Purchase and Sale Agreement), including, without limitation, those in Sections 17(c) and 17(d) and the last grammatical paragraph of Section 6 of the Purchase and Sale Agreement, Assignor shall indemnify, protect, defend and hold Assignee harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses (including, without limitation, reasonable attorneys’ fees and costs) arising out of or resulting from any default by Assignor under the terms of the Leases to the extent they first accrue and are applicable to a period before the date of this Assignment.
Assignee accepts the foregoing assignment and assumes and shall pay, perform and discharge, as and when due, all of the agreements and obligations of Assignor under the Leases to the extent any of such obligations first accrue and are applicable to periods on or after the date of this Assignment.
Assignee agrees to be bound by all of the terms and conditions of the Leases to the extent first accruing and applicable to the period commencing from and continuing after the date of this Assignment.
Assignee shall indemnify, protect, defend and hold Assignor harmless from and against any and all claims, demands, liabilities, losses, costs, damages or expenses (including, without limitation, reasonable attorneys’ fees and costs) arising out of or resulting from any breach or default by Assignee under the terms of the Leases with respect to obligations first accruing and applicable to the period on or after the date of this Assignment.
Set forth on EXHIBIT C are certain leasing commission obligations, tenant concessions and supplemental improvement allowance obligations which are hereby assigned by Assignor to, and are assumed by, Assignee (collectively, the "Assumed Leasing Commissions and Tenant Concessions"). [ADD IF APPLICABLE: Set forth on EXHIBIT D is a description of the existing lease commission agreement relating to the __________ Lease(s) which is (are) hereby assigned by Assignor to Assignee (the "Assumed Leasing Commission Agreement(s)") subject to the limitations set forth below. Assignee, by execution of this Assignment, assumes Assignor's commission obligations under the Assumed Leasing Commission Agreement(s) solely with respect to renewals of such Lease, extensions of the lease terms thereunder or expansions of the space leased thereunder occurring from and after the date of this Assignment (as to any renewal, extension or expansion), and then only for payment of commission amounts determined in accordance with [Exhibit A] attached to such Assumed Leasing Commission Agreement(s).
This Assignment shall be governed by and construed in accordance with the laws of the State of Colorado.
This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument. The signature and acknowledgment pages of any counterpart may be detached therefrom without impairing the legal effect of the signature(s) and acknowledgment(s) thereon, provided such signature and acknowledgment pages are attached to any other counterpart identical thereto except having additional signature and acknowledgment pages executed and acknowledged by other parties to this Assignment attached thereto.
[Signature page follows]

IN WITNESS WHEREOF, Assignor and Assignee have caused their duly authorized representatives to execute this Assignment as of the date first above written.
ASSIGNOR:
SP4 WESTMOOR, L.P.
a Delaware limited partnership

By:    SP4 WESTMOOR GP, L.L.C.,
a Delaware limited liability company,
general partner

By:
Name:
Title:

By:
Name:
Title:
[signatures continue on next page]

ASSIGNEE:

[signature page to Assignment of Lessor's Interest in Leases]

EXHIBIT A
LEGAL DESCRIPTION OF REAL PROPERTY

EXHIBIT B
SCHEDULE OF LEASES

EXHIBIT C
OUTSTANDING COMMISSIONS
SEE ATTACHED SCHEDULE.
Note: The attached schedule shall be revised to reflect (i) payments made between the date of this Agreement and Closing and (ii) new lease obligations that are Purchaser's responsibility under Section 13(a)(v) of the Agreement.

EXHIBIT	C
(to Ex. I)

EXHIBIT D
COMMISSION AGREEMENTS
[TO BE AGREED UPON AND FINALIZED BY SELLER AND PURCHASER PRIOR TO THE EXPIRATION OF THE DUE DILIGENCE PERIOD].

EXHIBIT J
SERVICE CONTRACTS
SEE ATTACHED SCHEDULE.

J-1

EXHIBIT	J

Westmoor Center Contract Summary

Vendor	Type of Service	Contract Date	End Date
Advantage Security	Officers	1/1/2013	12/31/2013
Advantage Security	Shuttle	1/1/2013	12/31/2013
Answer MTI	Office Answering Service	11/5/2005	Month - Month
Bob Popp	Window Cleaning	1/1/2013	12/31/2013
Brickman	Landscaping	1/1/2013	12/31/2013
Bristol Botanics	Int Plants & Flowers	1/1/2013	12/31/2013
Colorado Moisture Control	As Needed - Roof Repair	1/1/2012	Ongoing - As Needed
Fire Alarm Services	Bldg Fire & Life Safety	1/1/2013	12/31/2013
Integrated Resource Systems	Parking Lots/ Snow Removal	10/1/2012	9/30/2013
Konica Minolta	Office Copier	3/27/2013	3/26/2015
MasterKlean Janitorial Services	Int & Ext Bldg Cleaning	1/1/2013	12/31/2013
Reidy Metal	Bldg Metal Cleaning	1/1/2013	12/31/2013
Rocky Mountain Low Voltage	Door Alarm Monitoring	5/14/2013	5/13/2014
Terminix	Pest Control	1/1/2008	Month - Month
ThyssenKrupp Elevator -out for signature	Elevator Everything	1/1/2013	12/31/2015
TJK Sweeping	Monthly Lot Sweeping	1/1/2010	Month - Month
Trane	HVAC Repair	1/1/2013	12/31/2013
Waste Management	Trash & Recycle Dumpsters	1/1/2012	Month-Month

EXHIBIT K
NOTICE TO TENANTS
[TENANTS]
c/o Westmoor Center
Westminster, Colorado
RE:    Notice of Lease Assignment
________ ___, 2013
Dear Sir / Madam:
This letter is to notify you that, effective as of the date hereof, the property commonly known as 10055, 10075, 10155, 10225, 10355 and 10385 Westmoor Drive, Westminster, Colorado (the "Property") was sold and transferred to _____________________________ (the "Buyer").
In connection with this sale, all of the interest of lessor under your lease of space in the Property has been transferred to the Buyer. You are hereby notified that, from and after the date hereof and until further notice, all future payments under your lease should be made payable to ___________________ and directed to the address set forth on Exhibit A attached hereto.
In addition, all questions or other matters regarding your lease and Security Deposit should be directed to _____________, General Manager and all notices under your lease should be delivered to
_______________
_______________
_______________
Attention: ______________
With a copy to:
_______________
_______________
_______________
Attention: _____________
In connection with such sale, Seller has assigned and transferred its interest in your security deposit under your lease in the amount of $_______________ (the “Security Deposit”) to Buyer, and Buyer has assumed and agreed to perform all of the landlord’s obligations under your lease (including any obligations set forth in your lease or under applicable law to repay or account for the Security Deposit) from and after such date. Buyer acknowledges that Buyer has received and is responsible for the Security Deposit, which Security Deposit has been transferred to Buyer, the intent of Seller and Buyer being to relieve Seller of any liability for the return of the Security Deposit.
Thank you for your cooperation.
[Signatures of Seller and Buyer]

K-1

EXHIBIT A
Delivery of Lease Payments

K-2

EXHIBIT L
SCHEDULE OF PERSONAL PROPERTY

SEE ATTACHED SCHEDULE.

L-1

EXHIBIT	L

	Category	Units

Eschelon Round Table	Furniture	6
Oxford Chairs	Furniture	11
Oxford Sofa	Furniture	1
Bench	Furniture	2
Filo chair	Furniture	2
Side Chair	Furniture	144
Conf Table	Furniture	1
Conf Chairs	Furniture	18
Lecturn	Furniture	2
Training Tables	Furniture	22
Stools	Furniture	2
Work stations	Furniture	16
Side Chairs	Furniture	4
Guest Chairs	Furniture	6
Bookcases	Furniture	6
File Cabinets	Furniture	8
2 draw lateral file cabinets	Furniture	2
HP LaserJet Printer 1200	Tech-Comp	3
HP LaserJet Printer 425N	Tech-Comp	4
Dell Demension Computers	Tech-Comp	1
Lucent pertner 18 D switch	Tech-Telecom	1
Lucent partner desk sets	Tech-Telecom	5
AV Equipment	Electical	9
Satellite TV Equip	Cable-Sat	2
Refrigerator	Appliance	2

Personal Property Inventory

Westmoor - Engineer Vehicles

Driver	Make	Model	Year

Tom Trujillo	Ford	Ranger	2006
Dao Chansisourath	Ford	Ranger	2006
Jerry Franks	Ford	F150	2008
Nisho Romero	Ford	NEW	2012
Steve Maio	Ford	NEW	2012

All vehicles are leased through CBRE Technical Services

Personal Property Inventory

10055 Westmoor Drive

1 8 foot fiberglass ladder
1 6 foot ladder
6 chairs and 2 coffee tables, lobby furniture
5 flower planters
Entry Mat
Maintenance light cart and the following lighting supplies
F32 TS 4 cases
F25T8 5 cases
F17T8 lease
F32U 1 case
250 watt MH 2 each
R20 9 watt 24 each
32 watt compact flourescent 48 each
26 watt compact flourescent 9 each
277 2 lamp ballast 5 each
277V 4 lamp ballast 1 each
EP2/26 ballast S each
277 31amp ballast 7 each
EM ballast B-90/B-94 3 each
1 maintenance cart used for lighting supplies
1 mechanical broom
1 case II 507 ceiling tile
3 new soap dispensers
1 sloan flush mate pressure vessel tank

Each building has misc. janitorial/paper products, light bulbs, building stock, that will remain

Personal Property Inventory

10075 Westmoor Drive

1 each 8 foot fiberglass ladder
1 each 6 foot ladder
6 chairs and 2 coffee tables, lobby furniture
6 flower planters
Entry Mat
F32T8 3 cases
F25 T8 3 cases
Fl 7T8 2cases
F32 TSU 4 each
32 watt compact flourescent 5 cases
26 watt compact flourescent 6 each
1 each MR16
R20 9 watt elevator lamps 15 each
250 watt MH 4 each
EP2 26 ballast 5 each
277 3 lamp ballast 2 each
B90 em ballast 3 each
277V 4 lamp ballast 1 each

Each building has misc. janitorial/paper products, light bulbs, building stock, that will remain

Personal Property Inventory

10155 Westmoor Drive

1 8 foot fiberglass ladder
1 6 foot ladder
6 chairs and 2 coffee tables, lobby furniture
9 flower planters
Entry Mat
Mechanical broom
light ballast cart and inventory of the following lighting;
F-32 T8 sp35- 2 cvases
F25 T8 sp35 7 cases
F17 TS sp35 6 cases
F24 TS sp35 10 each
F32T8 Ushape 6 each
9 watt R20 7 boxes of 6 each
5 each 32 watt compact flourescent
12 each 24 watt compact flourescent
F24 TS ballats 4 each
EP2/26 ballat 6 each
277V 3 lamp ballast 1
MR16 3 each
F32 TS ballast 3each
EM ballasts 8 each B-94 and B-90
Soap dispensers 2 each

Each building has misc. janitorial/paper products, light bulbs, building stock, that will remain

Personal Property Inventory

10355 Westmoor Drive

1 8 foot fiberglass ladder
1 6 foot ladder
6 chairs and 2 coffee tables, lobby furniture
5 flower planters
Entry Mat
4 cases #507 ceiling tile 2X4
8 each 2X2 ceiling tile
Mechanical broom
3 each replacement soap dispensers
1 each maintence cart used for lighting repairs
2 cases F32 T8 sp35
7 cases F25 T8 sp35
4 cases Fl 7T8 sp35
32 watt compact flourescent 24 each
26 watt compact flourescent 11 each
R-20 9 watt 13 each
250 watt MH 2 each
F32 T8 Ushape 24 each
EP2/26 9 each
e m-B-90 1 each
277V three lamp bnallast 3 each
F32-T8 single lamp ballast 4 each

Each building has misc. janitorial/paper products, light bulbs, building stock, that will remain

Personal Property Inventory

10385 Westmoor Drive

leach 6 foot ladder
1 each 8 foot fiberglass ladder
8 flower planters
Entry Mat
Mechanical broom
Lightbulb cart
1 each 6ft folding table
F32 T8 sp35 36 each
F25T8 50 each
F17T8 168each
F54 TS 64 each
F40 4 pin 17 each
F3s2 T8 U 10 each
12 each MR16
32 watt compact flourescent 14 each
26 watt compact flourescent 1 case
EP2 26 14 each
277 Volt ballasts23 each
EM B-90 2 each

Each building has misc. janitorial/paper products, light bulbs, building stock, that will remain

Personal Property Inventory

10225 Westmoor Drive

1 each 8 foot fiberglass ladder
8 flower planters
Artwork in elevator lobby
Entry Mat
6 ft folding table
F32 t8 78 each
f25 TS 70 each
Fl 7T8 72 each
F32 U TB 34 each
FS4T5 66 each
FP24 TS 48 Each
R-20 9 watt 11 each
26 watt compact flourescent 15 each
MR1611 each
MR16 LED 11 each
EP2 26 10 each
277 Volt ballasts 8 each
TS ballasts 7 each
EM B-90 ballast 6 each

Each building has misc. janitorial/paper products, light bulbs, building stock, that will remain

Tool Inventory
Dionisio Romero - Eng

1. Tool Bag
2. 10 inch channel locks
3. Set of side cutters
4. Small pliers
5. Engineer pliers
6. Small screw driver
7, Set of SAE Allen wrenches
8. Pair of wire strippers blue handles
9. Standard screwdriver
10. Multi screwdriver
11. 9 piece set nutdrivers
12. Painters scraper
13. 5 way scraper
14. 12" Crescent wrench
15. Small set of screwdrivers
16. Tamper Proof screwdriver set
17. 1-9 inch #5 Phillip screwdriver
18. Fuse pullers
19. 1 sert of magnetic screwdrivers
20. Three prong electrical outlet tester
21. Small multi meter
22. Ground fault protection device
23. Respirator
24. 25' measuring tape
25. Rain coat
26. Crow bar
27. Fluke thermometer
28. Fluke Laser thermometer
29. Fluke clamp on meter
30. 6 piece wrench set
31. Utility knife
32. Pair of coveralls

33. Plumbing supplies and tool bucket

Tool Inventory List
Jerry Franks - Lead Eng
1. One White hard hat
2. Pair Ear Muffs/Brand- Viking/ Model V-2
3. Westword ratchet socket set in blue case 4PM18 complete
4. Stanley 16' measuring tape
5. GB plug-in outlet tester name-GB/ color red.
6. LOTO kit in gray box
7. Wood handle drywall saw.
8. Hollow handle torx bit driver set Black and orange handle.
9. GFI safety cord, make TRC/ color Yellow
10. First aid kit I 16 people I white box I Brand-North
11. Proto vice grip pliers
12. Craftsman Allen wrench set 3/8 to 1/16
13. Pair channel lock blue handle modll422
14. Two C battery Mag lite
15. Pair black handle needle nose pliers
16. 6" adjustable wrench
17. Blue handle channel lock #430
18. Black torpedo level
19. Black hawk open end ratchet end wrench set 5/16 to % 8 piece set.
20. Klien 6" slotted screwdriver 602
21. Klien long shaft nut driver set 1/4 to Y,
22. Klien 3" flat blade screwdriver 601
23. Klien 3" #1 Phillips screwdriver
24. Klien 4"flat blade screwdriver 600
25. Klien flat blade screwdriver model 605
26. Pair Klien side cutters D48-8
27. 0- ring pick set 5MG36 /Grainger
28. Fluke digital Thermometer 51-11
29. Fluke loser temperature meter Modll 61
30. Leather Craft tool bag. /Grainger
31. Wire cutters (blue handles)
32. Pair of Coveralls
33. Heavy two piece winter coat

SHOP INVENTORY

GENIE MANLIFT MODEL# AWP-30SAC - P/N AWPA 14AD20112A MODEL YEAR 2000
2 EACH TORO CCR2400 GTS SNOW THROWERS
1) MODEL#38409- SERIAL# 9902008
2) MODEL38407-SERIAL# 9901387
2 EACH TORO CCR2450 SNOW THROWERS
1) MODEL# 38515- SERIAL# 220002879
2) MODEL# 38515- SERIAL# 220002852
OXYACETYLENE TANKS ON CART WITH HOSES AND TORCH
BAKERS SCAFFOLDING (YELLOW) WITH WHEELS OUTRIGGERS AND TOP SAFETY RAIL
2 EACH SMART-LOK PAINTERS EXTENTION POLES MODEL 7710
LINCOLN ELECTRIC WELDER MODEL WELDPAK 100- SERIAL# 10477 Ul000407927 INCLUDING GAS
5HIELDTANK
CRAFTSMAN AIR COMPRESSOR MODEL919.164180-SERIAL#9902005601
45 GALLON SAFETY STORAGE CABINET EAGLE MODEL 1947
CENTRAL HYDROLICS 20 TON SHOP PRESS SERIAL# 052204,003
EXCEL 2500 PSI PRESSURE WASHER VR2522 2.2 GPM- POWERED BY HONDA GCV160 5.5 H.P.
WET/DRY SHOP VACUUMS
1) RIGID 6 PEAK HP 14 GALLON SERIAL#11029R0289-MODELWD14500
2) RIGID SERIAL# 06255 C 0226 MODEL# 18500
3) DAYTON COMMERCIAL MODEL 32996
Truck/Dollies
1) SPARTAN ALUMINUM CONVERTIBLE PARTll 220001
2) SPARTAN ALUMINUM CONVERTIBLE PART# 220001
3) DAYTON MODEL 4W32J
4) HARPER DTBK1935P
5) MILWAUKEE 30019

6) DAYTON 3114A6A
HUSKY PR07HP 60 GALLON AIR COMPRESSOR
MODEL# VT631402AJ-SERIAUI LlD/7/03-05632
PUMP#VT470000KB MOTOR# T63XWBSS1486
LADDERS LITTLE GIANT ULTRA-STEP ADJUSTABLE
LADDER 10' WERNER 3LEGP/N 63382-91 LADDER
HUSKY 6' MODEL 01-46002-00 FIBERGLASS LADDER
10' WERNER YELLOW FIBERGLASS A-FRAME LADDER
12' WERNER YELLOW FIBERGLASS A-FRAME LADDER
20' GREEN BULL YELLOW EXTENTION LADDER
24' YELLOW FIBERGLASS EXTENTION LADDER
ROBINAIRVACUMASTER 2 STAGE VACUUM PUMP MODEL 15500
J/B DV85 VACUUM PUMP SERIAL# 315378
SERVICE FIRST MICROVAC REFRIGERANT RECOVERY UNIT MODELTOLO 2061 SERIAL# A03K07F574
MINUTEMAN BLOWER FAN (CARPET DRYER) MOD#CV200001RAPIDAIR3SPD-SER#CCH42000013419
BLUE BLOWER FAN NO INFO SAME AS ABOVE
TITAN ADVANTAGE 400 PA!NTSPRAYER P/N0552759-SERIAL#11298 01152
MINIBREAK MALCO MB48A
3 EA MILWAUKEE 12VDC COMPACT DRIVERS
1)SERIAL# B30AD10202392
2)SERIAL# B30AD10202386
3)MISSING

DEWALT 18V RIGHT ANGLE CORDLESS SERIAL#708101
2 EACH DEWALT DW920 CORDLESS SCREWDRIVERS 7.2V
1)SERIAL# 901276
2)SERIAL# 200295

DEWALT DCD950 18v cordless drill driver hammer drill
DEWALT DC926 18VOLT DEWALT XRP Y," cordless drill,driver,hammer drill
DEWALT DW92814.4 CORDLESS DRILL SERIAL# 870836
DEWALT OCD920 CORDLESS DRILL/DRIVER SERIAL#922852
DEWALT 18VOLT SAWZALL CORDLESS DC385 SERIAL# 2309?3
DEWALT 6 }I" CORDLESS CIRCULAR SAW MODEL DC390 SERIAL# 975023
DEWALT DC410 41/2." HEAVY DUTY CUTOFF TOOL SERIAL# 579599 2007 24 49
DEWALT PALM SANDER DW411SERIAL#972190
DEWALT CORDLESS SWIVEL HEAD SHEAR DC490 SERIAL# 972190
DEWALT ROTOZIP DC550 SERIAL# 894217
AMP PROBE ADVANCED CIRCUIT TRACER KIT AT-400CON
2 EACH COMBUSTABLE GAS DETECTORS TIF 8800
DREMMEL MODEL# 395 IN CASE
CRAFTSMAN HAMMER DRILL CORDED Model# 900272050 SER #PA6GF30
DAYTON AIR NEEDLE SCALER 4CA41
MILWAUKEE CORDED ELECTRIC SHEAT METAL SHEAR SER# 0055074 841 CAT# 6850
WAGNER SPRAY TECH HEAT GUN MODEL-775HEATGUN
BOSCH HAMMER DRILL BULLDOG ECTREME SERIAL# 990003124 MOD#11255VSR
MORSE MAINTENANCE HOLE SAW KITTAOl
RYOBI HANO PLANER MODEL HPL51 SER# CS0914 76109
CORDLESS DREMMEL IN CASE MOD# 770

CORDLESS 10.SVOLT DEREMMEL IN CASE
MAKITA CORDED ELECTRIC DRILL 10MM HAMMER DRILL MOD# HP1030
MAGNA ITEM# 95975 TAP AND DIE SET
MILWAUKEE 12VOLTDIGITAL INSPECTION CAMERA IN CASE CAT NO. 2310-21SER# B47A90831
MILWAUKEE DRAIN C.LEANER (SNAKE) IN CASECAT# 0566-1 SER# 0049668601
MILWAUKEE SAWZ ALL PLUS COLLECTORS EDITION IN CASE SER# 007035
CPS DIGITAL REFRIGERANT SCALE SERIAL# 696118
MILWAUKEE 4 W' GRINDER SER# B72AD10460129 IN BLUE BAG WITH WHEELS AND
ACCESSORIES
MILWAUKEE 14" CUT OFF MACHINE CAT# 6176-20 SERIAL# 968C902
POWERBUILT 3TON FLOOR JACK

Tool Inventory List
Masterklean - Utility

1. Tool carry bag
2. Set of insulated screwdrivers
3. Socket set
4. 2 fuse pullers
5. 2 wire cutter
6. 1 wire stripper
7. lset of pliers
8. 12" channel locking pliers
9. 10" adjustable wrench
10. Large mag flashlight
11. Small AA mini mag flash light
12. 25' tape measure
13. Small crescent adjustable wrench
14. Utility knife
15. 1 pair coveralls
16. Set of alien wrenches
17. Set of open end box end wrenches 8 in set
18. Torpedo level
19. Set of 7 nut drivers
20. Tamper proof screwdriver set
21. Fluke multi meter
22. Fluke temperature tester
23. Fluke laser temperature 1neter
24. Blue
25. Safety glasses
26. Pair of leather work gloves
27. Fluke pocket voltage tester
28. Ryobi drill bit set
29. Blue handled crimper tool
30. Roof repair kit on Klien canvas bag
31. Plumbing bucket/ tools and supplies

32. Lock out tag out kit
33. 1 small tool pouch

34.

Tool Inventory List
Steve Maio - Chief Engineer

1. 7 piece Husky reversible ratcheting wrench set
2. Dewalt Phillips bit and holder set
3. Large D-cell mag lite flashlite
4. Apollo digital thermometer
5. 6 piece nit driver set (Husky)
6. Claw Hammer
7. 15 bit bosch drill bit set
8. Side cutter black handle
9. Linemans pliers black handle
10.Blue handled wire strippers
11.Torpedo level
12.Adjustable wrench (china) black handle
13.Commercial electric insulated slot and Phillips screw drivers
14.Channel locks blue handle pliers
15. Husky tool bag

Tool Inventory List
Tom Trujillo - Maintenance

1. Fluke digital thermometer
2. Fluke Mod# 322 damp meter
3. Amprobe infrared thermometer
4. V-belt tension tool
5. 12" channel locking pliers
6. 12" crescent adjustable wrench
7. Hydrant water key
8. Set of 4 magnetic nut drivers
9. Closed for maintenance signing
10. Hard hat
11. Tamper proof screwdriver set
12. GRT-500 circuit tester
13. Fluke voltage pocket tester
14. Ball pin hammer
15. 2 each pry bars
16. 6 piece SAE wrench kit
17. 3" Husky scraper
18. 25' tape measure
19. Red handle side cutter
20. 13 piece alien wrench set
21. 5 piece insulated· screwdriver set
22. Utility knife
23. 7 piece nutdriver set
24. 3 piece fuse puller set
25. GFI safety equipment
26. 14 piece oxford drill bit set
27. lock out Tag out kit in brown box
28. 60 piece socket/ratchet set
29. 18 piece wrench set SAE and Metric
30. Roofing repair kit with patches glue and tools

31. Arc flash safety equipment
32. Plumbing tool bucket with tools, parts and supplies for plumbing repairs
33. Face shield (safety)

EXHIBIT M
3-14 AUDIT DOCUMENTS
DOCUMENTS REQUIRED FOR 3-14 AUDIT (Please provide highlighted items as soon as possible)
Background Questions:

•	Basis of Accounting: Cash, Tax, Accrual, GAAP?

•	Have property financial statements been audited?

•	Have audits been performed for the most recent full calendar year?

•	If audited by what firm?

General

•
Property operating statements for the most recent full calendar year and for the current year to date with break out in quarterly intervals, e.g.: For a property purchased on 4/15/13; we would need operating statements for the Quarters ended 3/31/12, 6/30/12, 9/30/12, 12/31/12, 3/31/13 and YTD 12/31/12 and YTD 12/31/13. Post-closing we will need the income statement from the last full quarter provided to the closing date.

•	Trial balances at the end of the most recent full calendar year and as of the current date.

•	General ledger for the most recent full calendar year and for the current year to date (should include activity for entire year and all general ledger accounts).

•
Bank statements and Bank Reconciliations – need as of prior year end month (e.g. 12/31/12 for 2013 acquisition); 2 months following prior year end month (e.g. 01/31/13 and 02/29/13); and most recent quarter end month.

Revenues

Access to the following for all revenues for the most recent full calendar year and for the current year to date:

•	Lease agreements including any leases which have expired or were terminated in 2012 (latest full calendar year) and 2013 (current year).

•	Rent rolls at year end for the last five years (2008, 2009, 2010, 2011, 2012)

•	Access to billing invoices and tenant cash receipts

•	Straight line rent support for the last full calendar year and for the current year to date (if applicable)

•	Tenant ledger for the last full calendar year and for the current year to date

Access to the following for certain revenues, if applicable, for the most recent full calendar year and for the current year to date:

•	Schedule of parking revenues and related support (agreements, copy of receipts, etc.).

•	Schedule of interest income and related support (confirmations, bank statements, etc.).

M-1

Expenses

Access to the following for all expenses for the most recent full calendar year and for the current year to date:

•	Invoices

•	Check copies

Check register for current year to date.

Access to the following for all certain expenses, if applicable, for the most recent full calendar year and for the current year to date:

•	Property tax bills

•	Insurance statements

•	Management fee agreement

•	Management fee calculation

•	Agreements with Contractors

•	Utility Bills

Note: Support should cover entire year and current year. E.g. If insurance policy is from July to June and we are in July 2013; we would need July 2011 to June 2012; July 2012 to June 2013; and July 2013 to June 2014 (if available)
Reimbursable Expenses

Access to the following for the most recent full calendar year and for the current year to date:

•	CAM calculation to support monthly billings.

•	Year-end CAM reconciliation.

Post-closing

•	Final income statement for the current year from January 1, through the date of sale.

•	Final trial balance as of the date of sale.

•	Final general ledger for the current year from January 1, through the date of sale.

Please note that additional documentation may be required based on the findings of the 3-14 audit.

M-2

EXHIBIT N
PRE-CLOSING LEASING COSTS
SEE ATTACHED SCHEDULE.

N-1

EXHIBIT	N

EXHIBIT O
PRE-CLOSING CAPITAL COSTS*
SEE ATTACHED SCHEDULE.

* Amounts to be adjusted for any payments prior to the Closing Date.

O-1

WESTMOOR CENTER - Ongoing Capital Projects	5/16/2013	EXHIBIT	O
Elevator Modernization 1-6

	Contract	Amount Disbursed	Balance

ThyssenKrup	$595,816.00	$330,812.00	$265,004.00
ECC - Consultant/PjM	$42,000.00	$8,000.00	$34,000.00
Empire Electric	$7,854.00	$3,045.00	$4,809.00
Fire Alarm Services	$28,990.00	$17,800.00	$11,190.00
			$315,003.00

EXHIBIT P
FORM OF CONTRACTOR’S CERTIFICATE
CONTRACTOR’S CERTIFICATE

The undersigned, ____________ (the "Contractor"), is a party to that certain Construction Contract dated ____________ (the "Construction Contract"), by and between Contractor and ____________ a ____________ (the “Seller”), in connection with that certain real property commonly known as ____________, ____________ County, ____________ (the “Property”). Seller has advised Contractor that Seller intends to sell the Property to ____________, a ____________ (the “Purchaser”), on a closing date of _____________ (the “Closing Date”) and, in connection with such purchase by Purchaser of the Property, Seller intends to transfer and assign the Construction Contract to Purchaser and all of Seller’s rights and obligations thereunder. In connection with Seller’s transfer of the Property to Purchaser and Seller’s assignment of the Construction Contract to Purchaser, Contractor certifies and represents the following:
1.    The Contractor consents to the assignment of the Construction Contract (and all warranties arising out of the Construction Contract) to Purchaser, and the release of Seller from any further liability thereunder, based on Contractor’s understanding that, upon the assignment by Seller to Purchaser of Seller’s interest under the Construction Contract, Purchaser shall have the right to enforce all of the terms and conditions of the Construction Contract and all warranties thereunder and shall have all responsibilities and liabilities of the “Owner” under the Construction Contract, including payment of all amounts due and owing to Contractor for work performed pursuant thereto.
2.    As of ________________, Contractor has been paid all amounts due or outstanding under the Construction Contract except for the sum of $____________.
3.    Attached hereto at Exhibit “A” is a true, correct and complete copy of the Construction Contract, and the same has not been amended or modified. There are no Change Orders to the Construction Contract except as attached in Exhibit “A” attached hereto.
Executed as of ______________, 20__.

[SIGNATURES FOLLOW ON NEXT PAGE]

CONTRACTOR:
____________,
a ____________

By:
Name:
Its:

JOINDER
The undersigned acknowledges receipt of a copy of the Contractor’s Certificate to which this Joinder is attached, and, except as set forth below, acknowledges and agrees that, from and after the date hereof (the “Effective Date”), the undersigned shall have no further rights under the Construction Contract; provided, however, the undersigned reserves and retains (i) all of its rights under the Construction Contract with respect to any event or matter which occurred or accrued prior to the Effective Date, and (ii) all rights it may have under the Construction Contract for matters which occur or accrue on or after the Effective Date only to the extent necessary to defend itself from any claim with respect thereto. The undersigned recognizes that, as of the Effective Date, the undersigned shall not have the right to amend the Construction Contract or waive Purchaser’s rights under the Construction Contract.
Executed as of ____________, 20__.

______________________
______________________
______________________

Exhibit “A”

Construction Contract and Change Orders

(Attached)

EXHIBIT Q
[INTENTIONALLY OMITTED]

Q-1

EXHIBIT R
LIST OF PROTECTED TENANTS

SEE ATTACHED SCHEDULE.

R-1

EXHIBIT	R

EXHIBIT S
APPROVED NEW LEASES FOR WHICH NO CREDIT IS GIVEN TO PURCHASER

SEE ATTACHED SCHEDULE.

S-1

EXHIBIT T
CC&R ESTOPPEL LIST

[TO BE PROVIDED BY SELLER PRIOR TO EXPIRATION OF DUE DILIGENCE PERIOD.]

T-1